UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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MORGANS HOTEL GROUP CO.

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MORGANS HOTEL GROUP CO.
475 Tenth Avenue
New York, NY 10018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2008
10:00 a.m. Eastern Daylight Time
Dear Stockholder:
You are cordially invited to attend our 2008 annual meeting of stockholders to be held on Tuesday, May 20, 2008, at 10:00 a.m., Eastern Daylight Time, at
Hudson Hotel
356 West 58th Street
New York, New York 10019
for the following purposes:
1. To elect seven directors to serve one-year terms expiring in 2009;
2. To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008;
3. To approve the Amended and Restated 2007 Omnibus Incentive Plan, which, among other things, increases by 1,860,000 shares the number of shares reserved for issuance under the current 2007 Omnibus Incentive Plan; and
4. To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.
Only stockholders of record at the close of business on April 2, 2008 will be entitled to notice of and to vote at the meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.

By Order of the Board of Directors Name: Richard Szymanski Title: Secretary
New York, New York
April 17, 2008

QUESTIONS AND ANSWERS	1

Why am I receiving this proxy statement?	1

What information is presented in this proxy statement?	1

Who is entitled to vote at the annual meeting?	1

Who can attend the annual meeting?	1

What are the voting rights of stockholders?	1

How do I vote?	1

How are proxy card votes counted?	2

Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?	2

May I change my vote after I return my proxy card?	2

What will constitute a quorum at the annual meeting?	2

How many votes are needed to approve each of the proposals?	2

Will any other matters be voted on?	2

Who is soliciting my proxy?	3

What is “householding” and how does it affect me?	3

Is there a list of stockholders entitled to vote at the annual meeting?	3

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	4

Proposal 1: Election of Directors for a One-Year Term Expiring at the 2009 Annual Meeting of Stockholders	4

Corporate Governance Information	6

Board Committees	9

AUDIT RELATED MATTERS	12

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	12

Disclosure of BDO Seidman, LLP Fees for the Years Ended December 31, 2007 and 2006	12

Pre-Approval Policies and Procedures	13

REPORT OF THE AUDIT COMMITTEE	13

AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN	14

Proposal 3: Approval of the Amended and Restated 2007 Omnibus Incentive Plan, which, among other things, increases by 1,860,000 shares the number of shares reserved for issuance under the current 2007 Omnibus Incentive Plan	14

Description of the Plan	14

EXECUTIVE OFFICER BIOGRAPHIES	21

COMPENSATION DISCUSSION AND ANALYSIS	22

COMPENSATION COMMITTEE REPORT	29

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	30

Summary Compensation Table	30

Grants of Plan-Based Awards in 2007	31

Outstanding Equity Awards at Fiscal Year-End	34

Potential Payments upon Termination or Change in Control	35

Director Compensation	40

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	41

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42

Section 16(a) Beneficial Ownership Reporting Compliance	45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46

OTHER MATTERS	49

Annual Report on Form 10-K	49

Other Matters to Come Before the 2009 Annual Meeting	49

Stockholder Proposals and Nominations for the 2009 Annual Meeting	49

APPENDIX A

Amended and Restated 2007 Omnibus Incentive Plan

MORGANS HOTEL GROUP CO.
475 Tenth Avenue
New York, NY 10018

PROXY STATEMENT

QUESTIONS AND ANSWERS
Why am I receiving this proxy statement?
You are receiving this proxy statement and the accompanying proxy card because you own shares of common stock of Morgans Hotel Group Co. This proxy statement contains information related to the solicitation of proxies for use at our 2008 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, May 20, 2008 at the Hudson Hotel, 356 West 58th Street New York, New York 10019, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Morgans Hotel Group Co. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms “we,” “our,” “us” and the “company” refer to Morgans Hotel Group Co. This proxy statement, the enclosed proxy card and our 2007 annual report to stockholders are first being mailed to stockholders beginning on or about April 17, 2008.
What information is presented in this proxy statement?
The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of stockholders, the voting process, our Board of Directors and Board committees, the compensation of our directors and our executive officers for the fiscal year ending December 31, 2007, and other required information. We completed our initial public offering, or IPO, on February 17, 2006; therefore, any information regarding the period prior to February 17, 2006 refers to Morgans Hotel Group LLC, our Predecessor.
Who is entitled to vote at the annual meeting?
Only holders of record of our common stock at the close of business on April 2, 2008, the record date for the annual meeting of stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.
When you vote by signing and returning the proxy card, you appoint David Smail and Richard Szymanski as your representatives to vote your common stock at the annual meeting. Messrs. Smail and Szymanski, or either of them, will vote your common stock as you instruct on your proxy card. Accordingly, your common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by signing and returning your proxy card in advance.
Who can attend the annual meeting?
If you are a holder of our common stock at the close of business on April 2, 2008, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of share ownership and valid picture identification, such as a driver’s license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.
Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting.
What are the voting rights of stockholders?
Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.
How do I vote?
If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by completing and returning the accompanying proxy card or by attending the meeting and voting in person.
If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a legal proxy from your broker to vote at the annual meeting.

How are proxy card votes counted?
If the accompanying proxy card is properly signed and returned to us, and not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return your signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote “FOR ” the election of all nominees for our Board of Directors named in this proxy statement, “FOR ” the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the 2008 fiscal year and “FOR ” the approval of the Amended and Restated 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. the 2007 Omnibus Incentive Plan.
In the election of directors, you may either vote “FOR” all the nominees or to “WITHHOLD” your vote with respect to one or more of the nominees. Regarding the ratification of our independent registered public accounting firm and the approval of the Amended and Restated 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. 2007 Omnibus Incentive Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you withhold your vote with respect to any director nominee or abstain from voting on the ratification of our independent registered public accounting firm or the approval of the Amended and Restated 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. 2007 Omnibus Incentive Plan, your shares of common stock will be counted as present, including for purposes of establishing a quorum. Abstentions and broker non-votes will not count as votes cast for a proposal.
Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?
If you do not provide a proxy or vote your shares of common stock held in your name, your shares will not be voted. If you hold your shares in street name, your broker may be able to vote your shares for routine matters even if you do not provide the broker with voting instructions. The election of directors and the ratification of BDO Seidman, LLP as our independent registered public accounting firm for fiscal year 2008 are considered routine matters. Your broker may not vote your shares for non-routine matters if you do not provide the broker with voting instructions. The approval of the Amended and Restated 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. 2007 Omnibus Incentive Plan is considered a non-routine matter.
May I change my vote after I return my proxy card?
Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (a) submitting a later-dated proxy, in person at the annual meeting or by mail or (b) delivering instructions to our Secretary at our principal executive offices located at 475 Tenth Avenue, New York, New York 10018. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.
If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.
What will constitute a quorum at the annual meeting?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 2, 2008 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting, including for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.
As of April 2, 2008, there were 32,073,796 shares of common stock outstanding.
How many votes are needed to approve each of the proposals?
Directors are elected by a plurality of the votes cast; therefore, the seven nominees for election to the Board who receive the most votes will be elected. Ratification of our independent registered public accounting firm and approval of the Amended and Restated 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. 2007 Omnibus Incentive Plan each will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.
Will any other matters be voted on?
As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Who is soliciting my proxy?
This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.
What is “householding” and how does it affect me?
If you and other residents at your mailing address who have the same last name own our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our annual report, notice of annual meeting and proxy statement to your address. However, even if your broker has sent only one copy of these proxy materials, you should receive a proxy card for each stockholder in your household. You may revoke your consent to householding at any time by contacting your broker or bank, or by calling The Bank of New York at (800) 524-4458. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or proxy statement, we will send a separate copy of the annual report or the proxy statement to you upon oral or written request. Such request can be made by contacting us at 475 Tenth Avenue, New York, New York 10018, attention: Investor Relations (telephone number: (212) 227-4100).
Is there a list of stockholders entitled to vote at the annual meeting?
The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 475 Tenth Avenue, New York, New York 10018, by contacting the Secretary.
You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Proposal 1: Election of Directors for a One-Year Term Expiring at the 2009 Annual Meeting of Stockholders
Our Board of Directors, or the Board, is currently comprised of seven directors, each with terms expiring at the 2008 annual meeting. Our Corporate Governance and Nominating Committee has recommended to our Board the nominees set forth below, all of whom are currently serving as directors of the company, for re-election to serve as directors for one-year terms until the 2009 annual meeting and until their successors are duly elected and qualified. Following the Corporate Governance and Nominating Committee’s recommendation, our Board has nominated those persons set forth below. Based on its review of the relationships between the director nominees and the company, and as discussed in greater detail below, the Board has affirmatively determined that if these nominees are elected, five of the seven directors serving on the Board, Robert Friedman, Jeffrey M. Gault, Thomas L. Harrison, Edwin L. Knetzger, III and Michael D. Malone, will be “independent” directors under Nasdaq rules.
The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.
Vote Required
The affirmative vote of a plurality of all the votes cast at the annual meeting is necessary for the election of a director. Accordingly, the seven individuals with the highest number of affirmative votes will be elected as directors. Cumulative voting in the election of directors is not permitted. For purposes of the election of directors, shares that are withheld and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast for a proposal.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH BELOW.
Director Biographies
Set forth below are descriptions of the backgrounds and principal occupations of each of our director nominees. The age and other information of each nominee are as of April 17, 2008.

Name	Age	Current Position with Morgans Hotel Group Co.
David T. Hamamoto	48	Chairman of the Board of Directors
Fred J. Kleisner	63	President and Chief Executive Officer and Director
Robert Friedman	52	Director
Jeffrey M. Gault	62	Director
Thomas L. Harrison	60	Director
Edwin L. Knetzger, III	56	Director
Michael D. Malone	54	Director
David T. Hamamoto has been the Chairman of our Board of Directors since February 2006. In 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp. with W. Edward Scheetz. Prior to that time, Mr. Hamamoto was a partner, co-head and co-founder of the Real Estate Principal Investment Area at Goldman, Sachs & Co. Additionally, Mr. Hamamoto serves on the boards of NorthStar Realty Finance Corp., where he serves as Chairman of the Board, and Koll Development Co. Since 2004, Mr. Hamamoto has also served as the President and Chief Executive Officer of NorthStar Realty Finance Corp., a NYSE-listed commercial real estate company. He is a Trustee of the Brearly School, where he served as President from 2005 to 2007, and is also currently Vice Chair of the Parents Advisory Board at Stanford University and is on the Major Gifts Committee for The Stanford Challenge. Mr. Hamamoto received a Bachelor of Science degree from Stanford University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

Fred J. Kleisner is our President, Chief Executive Officer and one of our Directors. Mr. Kleisner has been one of our Directors since February 2006 and has been our President and CEO (including interim President and CEO) since September 2007. From March 2000 to August 2005, Mr. Kleisner was the Chief Executive Officer of Wyndham International, a hotel company that owned, leased, managed and franchised hotels and resorts in the U.S., Canada, Mexico, the Caribbean and Europe. Mr. Kleisner also served as the Chairman of Wyndham International’s Board from October 13, 2000. From August 1999 to October 2000, Mr. Kleisner served as President and from July 1999 to March 2000, Mr. Kleisner also served as Chief Operating Officer. From March 1998 to August 1999, he served as President and Chief Operating Officer of The Americas for Starwood Hotels & Resorts Worldwide, Inc. Hotel Group. His experience in the industry also includes senior positions with Westin Hotels and Resorts, where he served as President and Chief Operating Officer from 1995 to 1998; Interstate Hotels Company where he served as Executive Vice President and Group President of Operations from 1990 to 1995; The Sheraton Corporation, where he served as Senior Vice President, Director of Operations, North America Division—East from 1985 to 1990; and Hilton Hotels, where for 16 years he served as General Manager of several landmark hotels, including The Waldorf Astoria and The Waldorf Towers in New York, The Capital Hilton in Washington, D.C., and The Hilton Hawaiian Village in Honolulu. Mr. Kleisner, who holds a B.A. degree in Hotel Management from Michigan State University, completed advanced studies at the University of Virginia and Catholic University of America.
Robert Friedman is a Co-Chairman of our Compensation Committee and Chairman of our Corporate Governance and Nominating Committee, and has been one of our Directors since February 2006. Mr. Friedman is President of Media & Entertainment for @radical thinking. From 1991 to 2003, Mr. Friedman held a variety of senior positions at AOL Time Warner, including as Head of Corporate Marketing for Time Warner and President of AOL, Interactive Marketing & TV. Mr. Friedman was President of New Line TV and Co-Chairman of Worldwide Theatrical Marketing, Licensing and Merchandising. Mr. Friedman was a member of the original development team of MTV Networks from 1981 to 1989. Mr. Friedman serves on the Board of Directors of Vassar College, Columbia Business School, The Mount Sinai Medical Center and The Big Apple Circus. Mr. Friedman also serves on the International Advisory Board for New Zealand. Mr. Friedman received a Bachelor of Arts from Vassar College and a Master of Business Administration from Columbia University.
Jeffrey M. Gault is a member of our Corporate Governance and Nominating Committee, our Audit Committee and our Compensation Committee and has been one of our Directors since December 2007. Since August 2007, Mr. Gault has served as the Chief Executive Officer of LandCap Partners, a national residential land company. He previously served as Division President of KB Urban, a division of KB Home, from September 2005 to June 2007. His more than 30 years of experience in real estate development and investment activities also includes senior positions with Empire Companies, a Southern California land developer, where he was President and Chief Operating Officer from May 2002 to March 2005; Helios Partners, an affiliate of the Pritzker family interests of Chicago, where he was managing partner from 1994 to 1998; Sun America Realty Partners, an affiliate of Sun America, Inc., where he was managing principal from 1990 to 1994; and Home Savings of America, F.A., where he was Executive Vice President and Director of Real Estate from 1985 to 1990. Mr. Gault earned a Bachelor’s Degree in Architecture from the University of California at Berkeley and has a Master’s Degree in Environmental Design from Yale University’s School of Architecture. Mr. Gault is a licensed architect and general building contractor in the State of California, a member of the American Institute of Architects, American Institute of Certified Planners, and Urban Land Institute, and the Chairman of the University of California at Berkeley Fisher Center for Urban Economics and Real Estate Policy Advisory Board.

Thomas L. Harrison is a Co-Chairman of our Compensation Committee and Chairman of our Audit Committee, and has been one of our Directors since February 2006. Mr. Harrison is Chairman and Chief Executive Officer of Diversified Agency Services (“DAS”), a group of marketing services companies. A division of the Omnicom Group, DAS provides a broad range of marketing communication services. Mr. Harrison has been the President of DAS since 1997 and was named Chairman and Chief Executive Officer in 1998. Prior to joining DAS, Mr. Harrison was Co-founder and Chairman of Harrison & Star Business Group. Mr. Harrison serves on the boards of The Children’s Hospital at Montefiore and is a fellow at the New York Academy of Medicine. He is a member of the President’s council at Tulane University School of Medicine and was a member of the Dean’s council at Tulane School of Public Health and Tropical Medicine. He is also the chairman of the Dean’s council of The Steinhardt School at New York University. He has served as co-chairman of the New York Chapter of the U.S. Olympic Committee. Mr. Harrison holds an advanced degree in cell biology and physiology from West Virginia University and will receive an Honorary Doctorate from that University.
Edwin L. Knetzger, III is a member of our Audit Committee and has been one of our Directors since February 2006. Mr. Knetzger is one of the co-founders and is the current Vice Chairman of Greenwich Capital Markets, Inc., a leading fixed income institutional investor, where he previously served at various times as President, Chief Executive Officer and Chairman from 1981 to 2003. Prior to joining Greenwich Capital Markets, Inc., Mr. Knetzger was employed by Kidder Peabody & Company where he served as Co-Manager and Head Trader of the Government Bond Trading Department from 1975 to 1980. Since 2005, Mr. Knetzger has held the position of Chief Operating Officer of Divco West Real Estate Services, located in San Francisco. Additionally, Mr. Knetzger serves on the boards of Paul Newman’s The Hole In The Wall Gang Camp and The Hole In The Wall Gang Association, which are non-profit organizations for children and families afflicted by cancer and serious blood diseases. Mr. Knetzger received a Bachelor of Arts and a Master of Business Administration from University of Virginia.
Michael D. Malone is a member of our Corporate Governance and Nominating Committee and our Audit Committee and has been one of our Directors since January 2008. He currently serves as the Managing Director of Fortress Investment Group LLC. Mr. Malone retired from Bank of America in November 2007, after nearly 24 years of service as Senior Executive Banker and Managing Director. Over those years Mr. Malone worked in and ran a number of investment banking businesses for the bank and its subsidiary, Banc of America Securities. Those included: real estate, gaming, lodging, leisure, and the financial sponsors businesses. Mr. Malone received a Bachelor of Science degree in General Studies from the University of Kentucky.
Corporate Governance Information
We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains:
•	Corporate Governance Guidelines;

•	A Code of Business Conduct and Ethics;

•	A Charter of the Audit Committee;

•	A Charter of the Compensation Committee; and

•	A Charter of the Corporate Governance and Nominating Committee.
From time to time, we may revise the above-mentioned corporate governance guidelines, code and charters in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Please visit our website at www.morganshotelgroup.com to view or obtain a copy of the current version of any of these documents. We will provide any of the above-mentioned documents, free of charge, to any stockholder who sends a written request to:
Morgans Hotel Group Co.
Attn: Investor Relations
475 Tenth Avenue
New York, NY 10018

Director Independence
Our Corporate Governance Guidelines require us to have a majority of our Board consisting of directors who (i) are neither officers nor employees of the company or its subsidiaries (and have not been officers or employees within the previous three years), (ii) do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (iii) who are otherwise independent under the Nasdaq rules. Under the Nasdaq rules, the following persons would not be considered independent:
•	a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

•	a director who accepted or who has a family member who accepted any compensation from the company in excess of $100,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than (i) compensation for board or board committee service; (ii) compensation paid to a family member who is an employee (other than an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•	a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

•	a director of the issuer who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

•	a director who is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.
To adequately assess and ensure that (i) at least a majority of our directors qualify as independent and (ii) each of the Board committees is comprised of solely independent directors, the Board undertakes an annual review of the independence of all directors. In determining independence, our Board considers all facts and circumstances. In assessing the materiality of a director’s relationship with our company, the Board considers the issues from the director’s standpoint and from the perspective of the persons or organization with which the director has an affiliation. The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.
Our Board has evaluated the status of each director and has affirmatively determined, after considering the relevant facts and circumstances, that each of Messrs. Friedman, Gault, Harrison, Knetzger and Malone is independent, as defined in the Nasdaq rules, and that none of these directors has a material relationship with us. Mr. Lance Armstrong, who previously served as our director until his resignation on January 31, 2008, was also determined to be independent in 2007. In reaching the decisions, our Board specifically discussed and considered (i) Mr. Knetzger’s role as Vice Chairman of Greenwich Capital Markets, Inc. which provided debt financing for one of the company’s hotels in May 2006 and (ii) Mr. Harrison’s role as Chairman and Chief Executive Officer of DAS, a subsidiary of Omnicom Group, which, through various subsidiaries, provides advertising and other services to the company from time to time. After discussing these relationships and the independence standards set forth above, the Board determined that none of these relationships was material or in any way undermined the independence of the board members involved.
Executive Sessions of Independent Directors
Pursuant to our Corporate Governance Guidelines and the Nasdaq rules, in order to promote open discussion among independent directors, our Board devotes a portion of at least two of the regularly scheduled Board meetings each year to sessions of only independent directors. See “—Director Independence” for a list of our independent directors.
Communications with the Board
Stockholders and other interested parties may communicate with the Board by contacting the independent directors by sending written correspondence to the “Independent Directors” c/o Secretary of Morgans Hotel Group Co., 475 Tenth Avenue, New York, NY 10018. The Secretary will forward all such correspondence to the independent director then presiding over the executive sessions of the independent directors. The applicable independent director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Board Meetings and Director Attendance
Pursuant to our Corporate Governance Guidelines, (i) we are required to have at least four regularly scheduled Board meetings in each calendar year; and (ii) directors are expected to attend, in person or by telephone or video conference, all Board meetings and meetings of committees on which they serve. Our Board held 11 scheduled board meetings in 2007, and in addition, held a number of ad hoc board meetings in connection with the departure of Mr. Scheetz. All of our directors attended at least 75% of Board meetings (including ad hoc Board meetings) and applicable committee meetings on which they served during 2007, with the exception of Mr. Knetzger, who attended 71% of Board meetings (including ad hoc Board meetings) and applicable committees meetings, and former director Mr. Armstrong, who did not attend any meetings. We held an annual meeting of stockholders during 2007. The company does not have a policy regarding director attendance at our annual meeting of stockholders.
Criteria for Board Membership
According to our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee determines new nominees for the position of independent director who satisfy Nasdaq requirements and the following criteria:
•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the company; and

•	Diversity of viewpoints, background, experience and other demographics.
The Corporate Governance and Nominating Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board and (c) our stockholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates. The Corporate Governance and Nominating Committee has engaged a third-party search firm, RSR Partners, to help identify additional qualified director candidates. Although the search firm may assist in the initial identification of any qualified candidates, the Corporate Governance and Nominating Committee and the Board will perform its own evaluation and make its own determinations regarding a candidate’s qualification to serve on the Board.
As part of the identification process, the Corporate Governance and Nominating Committee considers the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Corporate Governance and Nominating Committee will then evaluate this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending director candidates. The Corporate Governance and Nominating Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below under “Board of Directors and Corporate Governance—Corporate Governance Information—Stockholder Recommendations of Director Nominees”.
After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board’s director nominees for stockholders to consider and vote upon at the stockholders’ meeting.
Stockholder Recommendations of Director Nominees
For nominations for election to the Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article I, Section 1.11 of our bylaws. These notice provisions require that nominations for directors must be received no more than 90 days and no less than 60 days before the date of the annual meeting; however, if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice must be given not more than ten days after the date of the meeting is first announced or disclosed. The stockholder’s notice must set forth:
•	as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) the name, age, business address and residence address of such person, (2) the class and number of shares of Morgans Hotel Group Co. that are beneficially owned or owned of record by such person and (3) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such stockholder, as they appear on our share ledger and current name and address, if different, of such beneficial owner, and (2) the class and number of shares of Morgans Hotel Group Co. that are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. This code is intended to:
•	promote honest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest;

•	promote full, fair, accurate, timely and understandable disclosure;

•	promote compliance with applicable laws and governmental rules and regulations;

•	ensure the protection of the company’s legitimate business interests, including corporate opportunities, assets and confidential information; and

•	deter wrongdoing.
This code of ethics covers areas of professional conduct, including honest and candid conduct, conflicts of interest, disclosure, compliance with all applicable laws, rules and regulations, corporate opportunities, confidentiality, fair dealing and the protection and proper use of company assets.
We have posted our Code of Business Conduct and Ethics to our website and intend to promptly post any waiver or amendment of our Code of Business Conduct and Ethics to our website.
In addition to this code of ethics, our Audit Committee has in place a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the Audit Committee chair will:
•	either call a meeting of the Audit Committee or add the complaint to the agenda for discussion at the next regularly scheduled Audit Committee meeting, depending upon the apparent urgency of the matter;

•	review the complaint to determine whether the complaint raises a material concern;

•	investigate or have a designee investigate each concern or complaint; and

•	review the results of the investigation and communicate the findings and recommendations to the full Board.
Board Committees
The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of the committees described below are “independent” under Nasdaq rules as discussed under “Board of Directors and Corporate Governance—Corporate Governance Information—Director Independence”.
The table below provides membership information for each of the Board committees as of April 2, 2008:

Corporate
Governance
and
Name	Audit		Nominating		Compensation
Robert Friedman			X	*	X	†
Jeffrey M. Gault	X		X		X
Edwin L. Knetzger, III	X
Thomas L. Harrison	X	*			X	†
Michael D. Malone	X		X

*	Chairman

†	Co-Chairman

Audit Committee
Our Audit Committee currently consists of Messrs. Harrison (chairman), Gault, Knetzger and Malone. During most of 2007, our Audit Committee consisted of Messrs.  Kleisner (chairman), Knetzger and Harrison, until Mr. Kleisner stepped down from the Audit Committee upon appointment as interim President and CEO as of September 20, 2007. From September 19, 2007 until January 31, 2008, the Audit Committee consisted of Messrs. Harrison (chairman), Knetzger and Friedman. On January 31, 2008, the Board of Directors reconstituted the Audit Committee to reflect the current membership. The committee is responsible for, among other things, (i) overseeing management’s maintenance of the reliability and integrity of our financial reporting and disclosure practices, (ii) overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning, (iii) overseeing management’s establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policy, (iv) reviewing our annual and quarterly financial statements prior to their filing or prior to the release of earnings and (v) reviewing the performance of the independent accountants, (vi) appointing, retaining or terminating the independent accountants, and (vii) pre-approving all audit, audit-related and other services, if any, to be provided by the independent accountants. The Board has designated Mr. Gault as our audit committee financial expert as that term is defined by the SEC and has determined that he is “independent” as that term is defined by Nasdaq. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Our Audit Committee met six times in 2007.
Compensation Committee
Our Compensation Committee currently consists of Messrs. Friedman (co-chairman), Harrison (co-chairman) and Gault. During 2007, our Compensation Committee consisted of Messrs. Harrison (co-chairman), Friedman (co-chairman) and Knetzger. On January 31, 2008, the Board of Directors reconstituted the Compensation Committee to reflect the current membership.
Pursuant to its charter, our Compensation Committee is responsible for, among other things:
•	reviewing and approving the corporate goals and objectives relevant to the compensation paid to our CEO, evaluating the CEO’s performance in light of these goals and objectives and, either as a committee or with the other independent directors of the Board, determining the CEO’s compensation;

•	determining the compensation paid to the other executive officers of the company;

•	overseeing and administering our incentive compensation plans and programs;

•	reviewing and approving any severance or termination payments or benefits, as well as any perquisites or other personal benefits provided to the executive officers of the company;

•	overseeing and assisting the company in preparing the compensation discussion and analysis, or the CD&A, for inclusion in the company’s proxy statement and annual report on Form 10-K;

•	providing a description of the processes and procedures for the consideration and determination of executive and director compensation for inclusion in the company’s proxy statement;

•	reviewing and discussing the CD&A with company management and making a recommendation to the Board regarding whether to include the CD&A in the company’s proxy statement and annual report on Form 10-K; and

•	preparing a compensation committee report to be included in the company’s proxy statement and annual report on Form 10-K.
Pursuant to its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members.
On May 30, 2007 the Board of Directors established a special one-member committee of the Board, initially comprised of Mr. Scheetz, and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the Morgans Hotel Group Co. 2007 Omnibus Incentive Plan, provided that those grants do not exceed 200,000 shares of common stock in the aggregate (subject to adjustment for specific awards). Following Mr. Scheetz’s departure, the special one-member committee was reconstituted with Mr. Klesiner as its sole member. The special one-member committee’s authority does not in any way limit the Compensation Committee’s authority to administer the 2007 Omnibus Incentive Plan.

During 2007, Mr. Scheetz, our former President and CEO, made recommendations with respect to the compensation levels paid to the executive officers, other than himself, but the Compensation Committee made all definitive determinations. Mr. Scheetz worked closely with the Co-Chairmen of the Compensation Committee, our outside compensation consultant, the human resources department, the finance and legal departments, as necessary, and the executives themselves. After review and consideration of each executive’s performance and other criteria described in the Compensation Discussion and Analysis below, Mr. Scheetz recommended to the Compensation Committee each executive’s compensation level, with the Compensation Committee making the final determination. Mr. Scheetz also discussed his own compensation with the Compensation Committee, but the Compensation Committee, upon consultation with our outside compensation consultant, made the final determination in executive session without Mr. Scheetz being present, as required by our Compensation Committee charter.
As previously disclosed, Mr. Scheetz was our President and CEO until his separation from the company on September 19, 2007. Mr. Kleisner was appointed our interim President and CEO as of September 20, 2007, and President and CEO as of December 10, 2007. Following his initial appointment, Mr. Kleisner made recommendations to the Compensation Committee with respect to the compensation levels paid to the executive officers. For example, Mr. Kleisner made recommendations with respect to Mr. Szymanski’s new employment agreement that was entered into on November 27, 2007 and the special equity awards that were made to certain employees, including Mr. Szymanski, in November 2007, as discussed below. Mr. Kleisner worked closely with the Co-Chairmen of the Compensation Committee, our outside compensation consultant, the human resources department, the finance and legal departments, as necessary, and the executives themselves. After review and consideration of each executive’s performance and other criteria described in the Compensation Discussion and Analysis below, Mr. Kleisner recommended to the Compensation Committee each executive’s compensation level, with the Compensation Committee making the final determination. Mr. Kleisner also discussed his own compensation with the Compensation Committee, but the Compensation Committee, upon consultation with our outside compensation consultant, made the final determination in executive session without Mr. Kleisner being present, as required by our Compensation Committee charter.
Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Compensation Committee deems appropriate, in its sole discretion, to assist it in discharging its duties. In January 2007, the Compensation Committee engaged Towers Perrin to act as its compensation consultant. The Compensation Committee has sole authority to terminate their engagement. During 2007, Towers Perrin’s primary role, as requested by the Compensation Committee, was to evaluate executive compensation levels and programs and provide recommendations regarding executive compensation strategy, the annual incentive program and the long-term incentive program. In addition, the company engaged SMG Advisory Group LLC (“SMG”) to act as its compensation consultant commencing in April 2007. SMG provides us with various compensation-related services from time to time. In 2007 SMG provided us with compensation data to help validate the compensation levels and practices of the 2007 peer group, as discussed later under “Compensation Discussion and Analysis,” and to provide a broader context for pay levels in the industry. SMG is engaged directly by and provides services primarily on behalf of the company.
Our Compensation Committee met 14 times in 2007.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee currently consists of Messrs. Friedman (chairman), Gault and Malone. During 2007, our Corporate Governance and Nominating Committee consisted of Messrs. Knetzger (chairman), Friedman and Kleisner, until Mr. Kleisner stepped down from the Corporate Governance and Nominating Committee upon appointment as interim President and CEO. On January 31, 2008, the Board of Directors reconstituted the Corporate Governance and Nominating Committee to reflect the current membership. Our Corporate Governance and Nominating Committee is responsible for, among other things, (i) seeking, considering and recommending to the Board qualified candidates for election as directors and to fill any vacancies on the Board, (ii) recommending a slate of nominees for election as directors at the annual meeting, (iii) preparing and submitting to the Board qualifications for the position of director and policies concerning the term of office of directors and the composition of the Board and (iv) considering and recommending to the Board other actions relating to our corporate governance. The committee also annually recommends to the Board nominees for each committee of the Board and facilitates the assessment of the Board’s performance as a whole and of the individual directors. Our Corporate Governance and Nominating Committee met two times in 2007.

AUDIT RELATED MATTERS
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our consolidated financial statements for the year ended December 31, 2007 have been audited by BDO Seidman, LLP, who served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed BDO Seidman, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008. We have been advised by BDO Seidman, LLP that representatives of BDO Seidman, LLP will be present at our 2008 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board of Directors is submitting the appointment of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of BDO Seidman, LLP, the Audit Committee may reconsider the appointment and may retain BDO Seidman, LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders’ best interest.
Vote Required
The ratification of the appointment of BDO Seidman, LLP requires the approval of a majority of the votes present at the meeting. Abstentions and broker non-votes will not count as votes cast for a proposal.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.
Disclosure of BDO Seidman, LLP Fees for the Years Ended December 31, 2007 and 2006
The following summarizes the fees billed by BDO Seidman, LLP for services rendered during, or in connection with, our 2007 and 2006 fiscal years, as applicable:

Name	2007	2006(1)
Audit Fees(2)	$1,552,620	$996,712
Audit Related Fees	70,150	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,622,770	$996,712

(1)	For the periods prior to February 17, 2006, BDO Seidman, LLP rendered its services to our Predecessor.

(2)	Audit Fees include fees for audit of our consolidated/combined financial statements and services associated with our IPO during 2006, review of registration statements and related issuances of comfort letters and consents, other services related to SEC matters, such as Sarbanes-Oxley 404 costs in 2007, and audit fees related to the audits of our significant subsidiaries.
Prior to our IPO, all services provided by BDO Seidman, LLP to us were approved by our Predecessor’s owners. All services provided by BDO Seidman, LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by BDO Seidman, LLP was compatible with the maintenance of that firm’s independence from us.

Pre-Approval Policies and Procedures
The Audit Committee’s policy is to review and pre-approve either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess, at least annually, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:
•	the type of services covered by the engagement;

•	the dates the engagement is scheduled to commence and terminate;

•	the estimated fees payable by us pursuant to the engagement;

•	other material terms of the engagement; and

•	such other information as the Audit Committee may request.
Report of the Audit Committee
The Audit Committee is currently comprised of Messrs. Harrison (Chairman), Gault, Knetzger and Malone. The members of the Audit Committee are appointed by and serve at the discretion of the Board.
One of the Audit Committee’s principal purposes is to assist the Board in overseeing the integrity of our financial statements. Our management team has the primary responsibility for our financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. BDO Seidman, LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, or GAAP. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for fiscal year 2007 with our management and representatives of BDO Seidman, LLP. Management represented to the Audit Committee that our financial statements for the past fiscal year were prepared in accordance with GAAP.
The Audit Committee also is responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received both the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, and has discussed with BDO Seidman, LLP the independence of BDO Seidman, LLP from us. The Audit Committee also has considered whether the provision of any non-audit services, and any fees charged for such non-audit services, by BDO Seidman, LLP are compatible with maintaining the independence of BDO Seidman, LLP from us.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for fiscal year 2007 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
Respectfully submitted,
The Audit Committee of the Board of Directors
Thomas L. Harrison (Chairman)
Edwin L. Knetzger, III
Jeffrey M. Gault
Michael D. Malone
The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Amended and Restated 2007 Omnibus Incentive Plan
Proposal 3: Approval of the Amended and Restated 2007 Omnibus Incentive Plan, which, among other things, increases by 1,860,000 shares the number of shares reserved for issuance under the current 2007 Omnibus Incentive Plan
We are asking that our stockholders approve the Amended and Restated 2007 Omnibus Incentive Plan (the “Amended and Restated 2007 Plan”), which is an amendment and restatement of our current equity incentive plan, the Morgans Hotel Group Co. 2007 Omnibus Incentive Plan (the “2007 Plan”). The Board of Directors approved the Amended and Restated 2007 Plan on April 10, 2008, subject to approval from our stockholders at this meeting. If the stockholders approve the Amended and Restated 2007 Plan, it will become effective on the date of the 2008 annual meeting of stockholders. If the stockholders fail to approve the Amended and Restated 2007 Plan, the 2007 Plan will remain as is without any changes thereto.
The Amended and Restated 2007 Plan, included as Appendix A to this proxy statement, will, among other things, increase the number of shares reserved for issuance under the plan by 1,860,000 shares from 6,750,000 shares to 8,610,000 shares. Under the current 2007 Plan, as of March 25, 2008, 1,807,139 shares remain available for grant. Awards other than options and stock appreciation rights reduce the shares available for grant under the plan by 1.7 shares for each share subject to such an award. Thus, the maximum number of shares available for future issuance under the Amended and Restated 2007 Plan would be 3,667,139, assuming all awards are options and stock appreciation rights, or 2,157,140, if all awards are other than options and stock appreciation rights. The additional shares will be available for grant over multiple years.
The purpose of the Amended and Restated 2007 Plan is to enhance the company’s ability to attract and retain highly qualified officers, outside directors, key employees, and other persons, and to motivate such persons to serve the company and to expend maximum effort to improve the business results and earnings of the company, by providing such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the company. In the judgment of the Board of Directors, grants under the Amended and Restated 2007 Plan are valuable incentives and serve to the ultimate benefit of stockholders by aligning more closely the interests of Amended and Restated 2007 Plan participants with those of our stockholders.
On April 2, 2008 the closing price of our common stock was $15.56 per share, and there were three executive officers, six non-employee directors and approximately 3,400 employees of the company and its subsidiaries who were eligible to participate in the Amended and Restated 2007 Plan.
Vote Required
The adoption of the Amended and Restated 2007 Plan requires the approval of a majority of the votes present at the meeting. Abstentions and broker non-votes will not count as votes cast for a proposal.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN.
Description of the Plan
A description of the provisions of the Amended and Restated 2007 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Amended and Restated 2007 Plan, a copy of which is attached as Appendix A to this proxy statement.
Term. The Amended and Restated 2007 Plan will terminate automatically ten (10) years after its adoption by the Board or as earlier terminated by the Board.
Administration. The Amended and Restated 2007 Plan is currently administered by the Compensation Committee. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors.
Common Stock Reserved for Issuance under the Plan. The common stock issued or to be issued under the Amended and Restated 2007 Plan consists of authorized but unissued shares, or, to the extent permitted by applicable law, shares that have been reacquired by the company. The share pool is not replenished over time with shares that are tendered to pay the exercise price of options, shares withheld for taxes, open market purchases with proceeds from option exercises. In addition, the practice of net-counting for the settlement of stock-settled stock appreciation rights is not used. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Amended and Restated 2007 Plan.

Upon a grant of awards other than awards of options or stock appreciation rights, the number of shares available for issuance under the Amended and Restated 2007 Plan is reduced by 1.7 times the number of shares of stock subject to such awards and any shares underlying options or stock appreciation rights not purchased or forfeited shall be added back to the limit set forth above by 1.7 times the number of shares of stock subject to such awards. The number of shares of stock available for issuance under the Amended and Restated 2007 Plan will not be increased by (i) any shares of stock tendered or withheld or award surrendered in connection with the purchase of shares of stock upon exercise of an option, or (ii) any shares of stock deducted or delivered from an award payment in connection with the company’s tax withholding obligations.
Eligibility. Awards may be made under the Amended and Restated 2007 Plan to employees of or consultants to the company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the company by the Board.
Amendment or Termination of the Plan. The Board may terminate or amend the plan at any time, including prior to stockholder approval of the plan, and for any reason. The Amended and Restated 2007 Plan shall terminate in any event ten years after its effective date.
Options. The Amended and Restated 2007 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options. To the extent that options are granted to outside directors, any consultants or advisors providing services to us or an affiliate (as defined in the Amended and Restated 2007 Plan), such grants shall be non-qualified options.
The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant (except in those cases outlined in the Amended and Restated 2007 Plan). The fair market value is generally determined as the closing price of the common stock on the day of the grant date or such other determination date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the company grants in substitution for options held by employees of companies that the company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.
The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee. If on the day preceding the date on which options would otherwise terminate, the fair market value of shares of common stock underlying the options is greater than the exercise price, we shall consider such options to be exercised, without any action taken on the part of the grantee. We will deduct from the shares of common stock deliverable to the grantee the number of shares necessary to satisfy payment of the exercise price.
In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock, by means of a broker-assisted cashless exercise or by other means approved by the Compensation Committee.
Stock options and stock appreciation rights may not be repriced absent stockholder approval. This provision applies to both direct repricings (lowering the exercise price of an outstanding grant) and indirect repricings (canceling an outstanding grant and granting a replacement grant with a lower exercise price). Notwithstanding the foregoing, under certain circumstances awards granted under the plan may be amended, modified or cancelled in consideration of a cash payment, an alternative award or both equal to the fair market value of such cancelled award.
Stock options granted under the Amended and Restated 2007 Plan generally may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.
Other Awards. The Compensation Committee may also award:
•	restricted stock, which are shares of common stock subject to restrictions;

•	stock units, which are common stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•	stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee;

•	performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal, and may accelerate the vesting of any award based on achievement of a performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”);

•	cash; and

•	other stock-based awards, which may include, without limitation, LLC Units (as defined below), convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests (including LLC Units), membership interests in a subsidiary or operating partnership, awards valued by reference to Book Value (as defined in the Amended and Restated 2007 Omnibus Incentive Plan), fair value or subsidiary performance, and any class of profits interest or limited liability company operating agreement or otherwise by an Affiliate that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of Revenue Procedure 93-27.
Other equity-based awards under the incentive plan will include grants of membership units in our operating company (“LLC Units”), which are structured as profits interests, or Long Term Incentive Plan units (“LTIP units”). Because the LTIP units are structured as profits interests, the grant, vesting or conversion of such units are not expected to produce a tax deduction for the company. Each LTIP unit awarded will be deemed to be equivalent to an award of one share of the company’s common stock reserved under the Omnibus Incentive Plan. Each LTIP unit award will reduce the amount of shares of common stock available for other equity awards on a one-for-one basis. The Compensation Committee will determine the purchase price, performance period and performance goals, if any, with respect to the grant of LTIP units. If the performance goals or other restrictions are not attained, the participant will forfeit his or her LTIP units.
LTIP units, whether vested or not, will receive the same quarterly per unit distributions as membership units in the company’s operating company, which equal per share dividends on the company’s common stock. Initially, LTIP units will not have full parity with other membership units of the company’s operating company with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units may over time achieve full parity with other membership units for all purposes, and therefore accrete to an economic value for participants equivalent to the company’s common stock on a one-for-one basis. If such parity is reached, vested LTIP units may be converted into an equal number of membership units at any time, and thereafter enjoy all the rights of membership units of our operating company. Holders of membership units of the operating company may redeem their membership units for an equivalent number of shares of the company’s common stock, unless the managing member of the company’s operating company determines, in its reasonable discretion, that such redemption would create a material risk that the operating company would be classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code. However, there are circumstances under which the LTIP units will not achieve full parity with membership units. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP units will be less than the value of an equal number of shares of the company’s common stock.
Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the company, may cause awards granted under the Amended and Restated 2007 Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction. If awards are continued or substituted for, any grantee who is terminated without cause or who terminates for good reason within one year after the change of control transaction will be fully vested in his or her award.
Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Amended and Restated 2007 Plan, including the individual limitations on awards, to reflect stock splits and other similar events.
Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Amended and Restated 2007 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:
(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;
(ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;
(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and
(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.
In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.
Under the Amended and Restated 2007 Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:
•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization, with or without adjustments used from time to time by the company in its publicly filed financial statements;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity;

•	revenue;

•	brand awareness;

•	revenue per available room;

•	number of rooms or units;

•	debt reduction;

•	customer satisfaction; and

•	any other business criteria used in the company’s publicly announced guidance.

Business criteria may be measured on a GAAP or non-GAAP basis.
Under the Internal Revenue Code, a director is an “outside director” of the company if he or she is not a current employee of the company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the company in any capacity other than as a director.
The maximum number of shares of common stock subject to options that can be awarded under the Amended and Restated 2007 Plan to any person is 2,000,000 per year. The maximum number of shares of common stock that can be awarded under the Amended and Restated 2007 Plan to any person, other than pursuant to an option, is 2,000,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $10,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period that is longer than one year by any one person is $25,000,000.
Federal Income Tax Consequences
Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.
For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.
If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.
Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).
If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.
In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Amended and Restated 2007 Omnibus Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the Amended and Restated 2007 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
LLC Units. There are no tax consequences of receiving an award of LLC Units under the plan at the date of grant or, if not vested at the date of grant, on vesting. Taxable income of the partnership allocable to the LLC Units prior to vesting is taxed as compensation income subject to withholding taxes unless the grantee has made a timely Section 83(b) election.
Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
To the extent payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and the company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.
Awards Subject to Stockholder Approval and New Plan Benefits
On April 3, 2008, the Compensation Committee authorized awards under the Amended and Restated 2007 Plan to the named executive officers below, subject to stockholder approval of the Amended and Restated 2007 Plan.

Name and Position	Dollar Value	Number of Units
Marc Gordon, Chief Investment Officer and Executive Vice President, Capital Markets	Unknown	38,175 LTIP units	(1)
Executive officers as a group	Unknown	38,175 LTIP units	(1)
Non-executive directors as a group	—	—
Non-executive officer employee group	—	—

(1)
Pursuant to the terms of the Amended and Restated 2007 Plan, upon grant of these LTIP units, the number of shares available for issuance under the Amended and Restated 2007 Plan will be reduced by 1.7 times the amount shown.

The specific individuals who will be granted any additional awards under the Amended and Restated 2007 Omnibus Plan will be determined by the Compensation Committee. Accordingly, future awards to be received by or allocated to particular individuals under the Amended and Restated 2007 Omnibus Plan other than those set forth above, are not presently determinable.

Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2007, relating to our equity compensation plan pursuant to which grants of securities may be made from time to time.

Number of Securities
Available for Future
		Weighted-Average	Issuance
		Exercise Price of	Under Equity
	Number of Securities to	Outstanding	Compensation Plans
	be Issued Upon Exercise	Options,	(Excluding Securities
	of Outstanding Options,	Warrants and	Reflected in First
Plan Category	Warrants and Rights	Rights	Column)
Equity compensation plans approved by security holders (1)	3,658,163(2)	$19.61(3)	1,745,633(4)
Equity compensation plans not approved by security holders	—	—	—

Total	3,658,163(2)	$19.61(3)	1,745,633(4)

(1)	The 2007 Plan, which amended and restated the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan, was approved by our stockholders on May 22, 2007.

(2)	Includes 1,873,811 options, of which 1,268,785 are subject to vesting conditions, 573,477 restricted stock units, or RSUs, of which 558,207 are subject to vesting conditions, and 1,210,875 units of membership interests in a limited liability company which are structured as profits interest, or LTIP units, in our operating company, of which 682,171 are also subject to vesting conditions. Conditioned on minimum allocation to the capital accounts of the LTIP unit for federal income tax purposes, each LTIP unit may be converted, at the election of the holder, into one membership unit, which represents an ownership of interest in our operating company, or Membership Units. Each of the Membership Units underlying these LTIP units are redeemable at the election of the Membership Unit holder for (i) cash equal to the then fair market value of one share of our common stock, or (ii) at the option of the company in its capacity as managing member of our operating company, one share of our common stock.

(3)	Weighted-average exercise price of outstanding options excludes the value of outstanding RSUs and LTIP units.

(4)	Represents the number of shares available for issuance under the 2007 Plan assuming that all awards are made as options or stock appreciation rights. Upon a grant of awards other than awards of options or stock appreciation rights, the number of shares available for issuance under the 2007 Plan is reduced by 1.7 times the number of shares of stock subject to such awards and any shares underlying options or stock appreciation rights not purchased or forfeited shall be added back to the limit set forth above by 1.7 times the number of shares of stock subject to such awards. The number of shares of stock available for issuance under the 2007 Plan will not be increased by (i) any shares of stock tendered or withheld or award surrendered in connection with the purchase of shares of stock upon exercise of an option, or (ii) any shares of stock deducted or delivered from an award payment in connection with the company’s tax withholding obligations.
As of March 25, 2008, the number of securities to be issued upon the exercise of outstanding options was 1,847,194, the weighted average exercise price of outstanding option was equal to $19.10 and the weighted average remaining term was 8.57 years. Moreover, as of March 25, 2008, there were 538,758 RSUs subject to vesting conditions and 1,210,875 units of membership interests in a limited liability company which are structured as profit interests, or LTIP units, in our operating company, of which 610,297 are also subject to vesting conditions, and 1,000,000 common units of membership interest in our operating company.

EXECUTIVE OFFICER BIOGRAPHIES
The following is a biographical summary of one of our executive officers as of April 2, 2008. The biographical information for our other executive officers, Fred J. Kleisner, our President and CEO, is set forth above under “Board of Directors and Corporate Governance—Director Biographies.” Executive officers are elected by and serve at the discretion of our Board.

Name	Age	Position
Marc Gordon	43	Chief Investment Officer and Executive Vice President, Capital Markets
Richard Szymanski	50	Chief Financial Officer
Marc Gordon is our Chief Investment Officer and Executive Vice President, Capital Markets. Mr. Gordon has been our Chief Investment Officer and Executive Vice President, Capital Markets since he joined the company in 2005. Mr. Gordon previously served as a Vice President of NorthStar Capital Investment Corp. (NCIC). At NCIC, Mr. Gordon was responsible for the origination, structuring and negotiation of investment and financing transactions as well as the raising of capital for NCIC’s investment activities. Mr. Gordon joined NCIC in October 1997. Prior to joining NCIC, Mr. Gordon was a Vice President in the Real Estate Investment Banking Group at Merrill Lynch & Co., where he executed corporate finance and strategic transactions for public and private real estate related companies, including REITs, real estate service companies, and hospitality companies. Mr. Gordon graduated from Dartmouth College with an A.B. in economics and also holds a Juris Doctor from the UCLA School of Law.
Richard Szymanski has been our Chief Financial Officer since he joined the company in 2005. Before joining us in 2005, Mr. Szymanski was the Senior Vice President and Chief Financial Officer of Prime Hospitality LLC. From 2003 to 2004, Mr. Szymanski was the Senior Vice President and Chief Financial Officer of Prime Hospitality Corp. From 1998 to 2003, Mr. Szymanski was the Vice President of Finance of Prime Hospitality Corp. In these positions, Mr. Szymanski was responsible for overseeing the accounting department, budget and planning, internal audits and cash management. Mr. Szymanski received a Bachelor of Science degree in accounting from Rutgers University.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The compensation elements, amounts and target levels for our named executive officers for 2007, consisting of Fred J. Kleisner (President and CEO), Marc Gordon (CIO and EVP, Capital Markets), Richard Szymanski (CFO) and W. Edward Scheetz (former President and CEO), were primarily determined by the Compensation Committee and were generally based upon the same compensation philosophy and objectives described below. The following Compensation Discussion and Analysis describes and analyzes these compensation decisions.
Executive Compensation Philosophy and Objectives
Our fundamental executive compensation philosophy and objectives are as follows: the executive compensation program of Morgans Hotel Group Co. is designed to reward and incentivize executive contributions to increasing and maximizing shareholder value. Specifically, the primary tenets of our executive compensation philosophy, similar to other public companies in the hospitality and entertainment industry, are the following:
•	Provide competitive compensation to attract and retain qualified, high-performing executives. The Compensation Committee believes that the company must offer competitive total compensation to recruit key executive talent when necessary, and to provide meaningful rewards to our named executive officers so that they remain with the company. The named executive officer compensation packages for each of Messrs. Scheetz, Gordon and Szymanski were initially designed and negotiated to attract such executive to Morgans Hotel Group Co. at the time of the IPO. Messrs. Scheetz and Gordon were executives of NorthStar Capital Investment Corp., an entity that indirectly owned a majority of our former parent company, from which our company was formed at the time of the IPO. Each officer was instrumental in the development of the company prior to such time and we actively sought to retain their services. Mr. Szymanski was also instrumental and involved with the company during the pre-IPO period and we desired to keep his assistance to continue the strategic growth and direction of the company. The compensation packages for Mr. Kleisner were designed and negotiated to recruit Mr. Kleisner, who had extensive and valuable experience in the hotel industry and with the company as a member of our Board of Directors, as our interim, and ultimately as our new, President and CEO, upon Mr. Scheetz’s separation from the company. For these executives, our focus now is on retaining their services to continue to build on the operational success we have achieved since the IPO. For example, as part of this retention strategy, we entered into a new employment agreement with Mr. Szymanski on November 27, 2007 and with Mr. Gordon on April 11, 2008. We also made a special grant of equity awards to certain employees, including Mr. Szymanski, on November 27, 2007, following Mr. Scheetz’s separation from the company to encourage employee retention and management stability. In addition, because we are a growing company, we must continually ensure that our executive compensation program is competitive and attractive to qualified executives with the level of industry experience that we generally seek.

•	Provide rewards commensurate with performance by emphasizing variable, at-risk compensation that is dependent on both company and individual achievements and continued service. Generally, of the three main elements of our executive compensation program—base salary, annual cash bonus and long-term equity incentives—the only element that is “fixed” is base salary. Each of the other two elements are based on the achievement of performance targets or the continued service, typically over a three-year period, of the executive to the company. We believe such a focus directly rewards our senior executive team for creating, sustaining and, more importantly, increasing shareholder value.

•	Align the interests of executives and shareholders through equity-based compensation. As a further reinforcement of our overall philosophy to maximize shareholder value, we intend to make annual equity grants to our executives, including the named executive officers, in order to create symmetry between their interests and those of our shareholders.
With these tenets in mind, the company adhered, and intends to continue to adhere to, the following objectives when providing executive compensation recommendations to the Compensation Committee:
•	create and emphasize a pay-for-performance culture to drive the creation of shareholder value, not only for our named executive officers but for all employees generally;

•	pay competitively by evaluating market pay practices with respect to the elements of compensation provided, plan design and resulting pay levels; and

•	allow for judgment and discretion to adjust for individual performance and the role, responsibilities and achievements of the individual within the organization.

Setting of Executive Compensation
The material factors that affected named executive compensation decisions during 2007 and currently affect named executive compensation decisions during 2008 are discussed generally below. Additional details on how these factors affected individual compensation decisions are discussed under “Elements of Executive Compensation.”
Market Benchmarking. In setting pay levels for the named executive officers in 2007, each named executive officer’s pay, including base salary, annual bonus and equity incentive compensation, was reviewed in relation to a comparison group of hospitality and entertainment public companies that had, in the aggregate, greater annual sales and market capitalizations than the company. These companies reflect characteristics that are desirable for us to grow and ones that we are likely to compete with in the marketplace in terms of recruiting and retaining key executive talent. The compensation data for this peer group was based on public proxy filings. In selecting a peer group of companies that met the characteristics of hospitality and entertainment as outlined by the Compensation Committee, we were assisted by Towers Perrin, the Compensation Committee’s compensation consultant. This group of public companies included the following 15 companies (the “2007 peer group”):
Boyd Gaming Corp.
Four Seasons Hotels Inc.
Harrah’s Entertainment Inc.
Hilton Hotels Corp.
IAC/InterActiveCorp
Lions Gate Entertainment Corp.
Orient-Express Hotels Ltd.
Sirius Satellite Radio Inc.
Sonesta International Hotels Corp.
Starwood Hotels & Resorts Worldwide Inc.
Station Casinos Inc.
Trump Entertainment Resorts Inc.
Warner Music Group Corp.
Wyndham Worldwide Corporation
Wynn Resorts Ltd.
In addition, the 2007 peer group data was supplemented by compensation data provided by Towers Perrin for global leisure and entertainment companies with annual revenues regressed to the company’s revenue. The Committee desired to review the supplemental compensation data, in addition to the 2007 peer group information, as we believe we not only compete for executives (including retaining our executives) with hospitality and entertainment companies, but leisure and other entertainment companies generally. It also considered supplemental compensation data for private and public companies in the lodging/resort industry provided by SMG. In reviewing the supplemental data, the Compensation Committee did not consider the companies comprising the data, but more generally the levels of compensation paid to positions comparable to those held by our named executive officers.
The 2007 peer group and supplemental compensation data provided the Compensation Committee with a context in which to determine whether any adjustments to named executive officer’s pay should be made. The Compensation Committee targeted total compensation at the 40th percentile for our President and CEO and our CIO and EVP, Capital Markets and 25th percentile for our CFO to account for the differences in scope of the positions in comparison to the 2007 peer group. The Compensation Committee uses the supplemental compensation data to validate the compensation levels and practices of the 2007 peer group and to provide a broader context for pay levels in the industry. In 2007, actual compensation for our President and CEO and our CIO and EVP, Capital Markets was approximated at the 40th percentile, and for the CFO at the 25th percentile of the peer group.
In setting pay levels for the named executive officers in 2008 thus far, the Compensation Committee considered compensation data, as provided by Towers Perrin, for the same group of companies that were included in the 2007 peer group, other than Four Seasons Hotels, Inc., Orient-Express Hotels, Ltd. and Station Casinos Inc., for which information was no longer available (the “2008 peer group”). These companies continue to have, in the aggregate, greater annual sales and market capitalizations than the company, but reflect characteristics that are desirable for us to grow and ones that we are likely to compete with in the marketplace in terms of recruiting and retaining key executive talent. Again, the Compensation Committee considered supplemental data provided by Towers Perrin for global leisure and entertainment companies with annual revenues comparable to the company. The Compensation Committee desired to review the supplemental compensation data, in addition to the 2008 peer group information, as we believe we not only compete for executives (including retaining our executives) with hospitality and entertainment companies, but leisure and other entertainment companies generally. The 2008 peer group and supplemental compensation data provide the Compensation Committee with a context in which to determine whether any adjustments to named executive officers’ pay should be made. The Compensation Committee currently targets total compensation at the 40th percentile for our named executive officers. The Compensation Committee uses the supplemental compensation data to validate the compensation levels and practices of the 2008 peer group and to provide a broader context for pay levels in the industry.

Subjective judgment and discretion. As discussed in more detail below, in early 2007, the then-current named executive officers were evaluated by the Compensation Committee based on individual performance and actual achievements since the time of our IPO. Again, the Compensation Committee considered supplemental data provided by Towers Perrin for global leisure and entertainment companies with annual revenues regressed to the company’s revenues. At such time, Mr. Scheetz, our President and CEO at the time, provided his recommendations regarding the 2007 compensation amounts for each of Messrs. Gordon and Szymanski regarding salary, annual bonus and their long-term equity amounts. The named executive officers were also evaluated by the Compensation Committee in early 2008, based, in part, on individual performance and actual achievements during the past year. Mr. Kleisner provided his recommendations regarding Mr. Szymanski’s employment agreement in November 2007 and for named executive officer compensation, including Mr. Gordon’s employment agreement, in early 2008.
Employment Agreements. As discussed in more detail below, each of Messrs. Scheetz and Gordon entered into employment agreements with us at the time of the IPO which provide for minimum base salaries and certain parameters with respect to the amount of cash bonus and long-term incentive awards to be awarded to each officer annually. On November 27, 2007 we entered into an employment agreement with Mr. Kleisner, effective as of September 20, 2007, to provide a compensation package to reflect his appointment as interim President and CEO. On December 10, 2007 we entered into a new employment agreement with Mr. Kleisner, effective as of September 20, 2007, to provide a compensation package commensurate with his appointment as our new President and CEO. On November 27, 2007, we also entered into an employment agreement with Mr. Szymanski, effective as of October 1, 2007, to provide a compensation package commensurate with his services as our CFO. We entered into a new employment agreement with Mr. Gordon on April 11, 2008 in order to retain his services as CIO and EVP, Capital Markets.
Each of these agreements provides guidelines with respect to base salary and annual bonus. Each officer’s employment agreement also provides that he is eligible for annual merit increases and adjustments for changes in job responsibilities.
Elements of Executive Compensation
Base salary. Base salaries are the sole fixed component of compensation paid to the named executive officers and are paid for retention purposes and for performing the daily duties of their jobs.
2007 Base Salary
In the first quarter of 2007, our Compensation Committee approved merit increases in the base salaries for each of Messrs. Scheetz, Gordon and Szymanski based on a review of 2006 company and individual performance, and a review of market pay levels. The Compensation Committee also looked to the scope of the officers’ responsibilities, which have expanded substantially with the company’s growth since the IPO, base salary compensation paid by the 2007 peer group companies for similar positions and supplemental compensation data, as described above.
The Compensation Committee approved an additional increase to Mr. Szymanski’s base salary from $375,000 to $450,000, or a 20% increase, effective as of October 1, 2007, when it approved Mr. Szymanski’s employment agreement. Mr. Szymanski’s base salary was based on our negotiations with Mr. Szymanski to reflect the compensation terms that the Compensation Committee felt were necessary to retain Mr. Szymanski as our CFO, particularly in light of Mr. Scheetz’s recent separation from the company. Following the foregoing actions, the 2007 base salaries of the named executive officers, other than Mr. Kleisner, were as follows:

	2007 Base Salary	Percent Increase
Name	($)	(%)
Mr. Scheetz	787,500	5.0
Mr. Gordon	682,500	5.0
Mr. Szymanski	450,000	28.6	(1)

(1)	Percent increase reflects the aggregate increase in Mr. Szymanski’s base salary during 2007 from $350,000 to $450,000.
On December 10, 2007, Mr. Kleisner, who had been serving as our interim President and CEO since September 20, 2007 following Mr. Scheetz’s separation from the company, was appointed as our new President and CEO. The Compensation Committee approved an initial base salary of $780,000 upon his appointment as interim President and CEO, as part of his initial employment agreement. The Compensation Committee approved a new base salary of $900,000, as part of his new employment agreement, upon his appointment as President and CEO. Mr. Kleisner’s initial and new base salaries were based on our negotiations with Mr. Kleisner at the time to reflect the compensation terms that the Compensation Committee felt were necessary to recruit and retain Mr. Kleisner, who had extensive and valuable experience in the hotel industry and with the company as a member of our Board of Directors.
2008 Base Salary
On March 10, 2008, the Compensation Committee approved a cost-of-living adjustment of 4%, effective as of January 1, 2008, for each our named executive officers as follows:

	2008 Base Salary	Percent Increase
Name	($)	(%)
Mr. Kleisner	936,000	4.0
Mr. Gordon	709,800	4.0
Mr. Szymanski	468,000	4.0

On April 11, 2008, Mr. Gordon entered into a new employment contract as the CIO and EVP, Capital Markets.
Annual Incentive Compensation. Annual incentive awards are a performance-based component of executive compensation that are designed to motivate and reward the achievement of annual financial results relative to company targeted or budgeted levels and individual goals. We believe that annual cash incentive awards further our objectives of creating a culture of paying-for-performance. Annual incentive compensation is generally paid in cash in the first quarter of the year following the performance period.
2007 Annual Bonus Plan
The employment agreements of the named executive officers, as negotiated and entered into by the executive and the company, establish certain parameters for the annual bonus opportunity. Pursuant to their respective employment agreements in effect during 2007, each of Messrs. Scheetz and Gordon was entitled to receive an annual bonus with a target equal to 100% of his respective base salary, with a maximum bonus potential of 200% of base salary for Mr. Scheetz and 120% of base salary for Mr. Gordon. Mr. Gordon’s maximum bonus potential for 2007 was set at 200%, which is higher than that required by his employment agreement at the time. For Mr. Szymanski, his employment agreement provides that his annual bonus must be commensurate with the bonuses paid to other similarly situated employees of the company, provided that the exact amount of Mr. Szymanski’s bonus would be determined in the company’s sole discretion. These targets were established and approved by the Board of Directors (in the case of Messrs. Scheetz and Gordon) and the Compensation Committee (in the case of Mr. Szymanski) as part of the named executive officer’s employment agreements.
On April 25, 2007, the Compensation Committee established the 2007 performance objectives and bonus payout potential for the then current named executive officers for purposes of the annual bonus plan. On September 20, 2007, upon Mr. Kleisner’s appointment as interim President and CEO, the Compensation Committee also established 2007 performance objectives and the bonus payout potential for Mr. Kleisner, which were the same as those that had been established for Mr. Scheetz, prorated to reflect Mr. Kleisner’s period of service during 2007. For 2007, performance objectives for the annual bonus plan were based on (i) the company’s adjusted earnings before interest, taxes, depreciation and amortization, as calculated by the company (“Adjusted EBITDA”), (ii) growth in the company’s short- and medium-term capacity, or hotel room growth and (iii) individual performance. For Messrs. Kleisner and Mr. Gordon, the 2007 incentive target was 100% of base salary and for Mr. Szymanski was 80% of base salary. The Compensation Committee determined the hotel room growth target based on actual and projected growth in the number of hotel rooms under our management, which we believe is a good indicator of company growth.
Specifically, for our named executive officers, the 2007 annual incentive payment was weighted 52.5% on the corporate Adjusted EBITDA measure, 22.5% on room growth, and 25.0% on individual named executive officer performance. The possible threshold, target, superior and outperformance annual incentive compensation payouts payable to the named executive officers for 2007 were as follows:

Name	Threshold ($)	Target ($)	Superior ($)	Outperformance ($)
Mr. Kleisner (1)	113,671	227,342	341,013	454,684
Mr. Gordon	341,250	682,500	1,023,750	1,365,000
Mr. Szymanski	225,000	360,000	450,000	562,500
Mr. Scheetz	393,750	787,500	1,181,250	1,575,000

(1)	All amounts for Mr. Kleisner reflect a proration for his period of service during 2007 as President and CEO (including interim President and CEO).
For 2007, corporate Adjusted EBIDTA achievement was 105% of target (above the target but below the superior level), rooms growth achievement was at 182% of target (at the outperform level) and the individual component was at the outperform level for each named executive officer, as determined by the Compensation Committee. The Compensation Committee determined to award an annual bonus equal to $365,169 for Mr. Kleisner, which amount reflects a pro ration for his period of service during 2007. Mr. Kleisner recommended and the Compensation Committee approved $1,096,266 for Mr. Gordon and $479,813 for Mr. Szymanski, each as reported in the Summary Compensation Table below. Mr. Scheetz separated from the company as of September 19, 2007 and pursuant to the separation agreement that we entered into with Mr. Scheetz, he did not receive a bonus under the 2007 annual bonus plan, although he did receive a one-time bonus of $750,000 as described below.
2007 Other Bonuses
To drive share performance, on April 19, 2007, the Compensation Committee awarded Mr. Scheetz a one-time potential cash bonus of $750,000, payable if and only if the company’s common stock achieved a 100-trading day average closing stock price of $22.00 or more per share by March 31, 2008. The bonus award represented the “above-target” portion of Mr. Scheetz’s 2006 annual bonus potential. The Compensation Committee had awarded Mr. Scheetz his 2006 “target” bonus of one times base salary, or $750,000, on March 8, 2007. On July 12, 2007, the Compensation Committee determined that the criteria set forth for payment of the bonus award had been met, and Mr. Scheetz was paid a cash payment of $750,000.

2008 Annual Bonus Plan
As mentioned above, the employment agreements of the named executive officers, as negotiated and entered into by the executive and the company, establish certain parameters for the annual bonus opportunity based on competitive practice, market pay levels and incentive performance. Mr Kleisner is entitled to receive an annual bonus with a target equal to 75% of his base salary, with no specified maximum, and 75% of the total annual bonus is to be based on objective performance metrics and 25% of the total annual bonus is to be based on Mr. Kleisner’s subjective performance, as determined by the Compensation Committee. Pursuant to his new employment agreement, Mr. Gordon is entitled to receive an annual bonus with a target equal to 100% of his base salary, with a maximum bonus potential of 200% of base salary. Mr. Szymanski is entitled to receive an annual bonus that is commensurate with the bonuses paid to other similarly situated employees of the company, provided that the exact amount of Mr. Szymanski’s bonus is determined in the company’s sole discretion. These targets were established and approved by the Compensation Committee as part of the named executive officer’s employment agreements.
On March 28, 2008, the Compensation Committee established the 2008 performance objectives and bonus payout potential for the named executive officers for purposes of the annual bonus plan. Similar to 2007, the performance objectives for the 2008 annual bonus plan were based on (i) corporate Adjusted EBITDA, on a pro forma basis to assume a 33.33% ownership interest by the company in the Hard Rock joint venture, (ii) hotel room growth, and (iii) individual performance.
Specifically, for our named executive officers, the 2008 annual incentive payment was weighted 52.5% on the corporate Adjusted EBITDA measure, on a pro forma basis to assume a 33.33% ownership interest by the company in the Hard Rock joint venture, 22.5% on room growth, and 25.0% on individual named executive officer performance, which does not affect the portion of the annual incentive payment based on the corporate objectives. The possible threshold, target, superior and outperformance annual incentive compensation payouts payable to the named executive officers for 2008 were as follows:

Name	Threshold ($)	Target ($)	Superior ($)	Outperformance ($)
Mr. Kleisner	468,000	702,000	1,404,000	1,872,000
Mr. Gordon	354,900	709,800	1,064,700	1,419,600
Mr. Szymanski	234,000	374,400	468,000	585,000
The company determined that, for 2008, achievement of the target level of performance for the Adjusted EBITDA and room rate growth performance metrics are consistent with what has been communicated to the investment community and requires considerable effort in light of the current business environment.
Long-Term Equity Incentive Compensation.
Forms and Amounts of Long-Term Equity Compensation. Long-term equity incentives are a variable, performance-based component of compensation that are designed to motivate and reward the achievement of stock price appreciation and to support our retention objectives. Such awards also further our executive compensation objective of aligning the interests of our named executive officers with those of our stockholders. Although we do not have a formal common stock ownership policy, we encourage executive officers, including the named executive officers, to own and hold company common stock to ensure sustained alignment of their interests with those of stockholders.
In addition, our employment agreements with certain of our named executive officers provide guidelines regarding the grant of annual equity awards. Pursuant to our employment agreement with Mr. Kleisner, he is eligible for an annual equity grant with a maximum value on the grant date of up to $2,425,000. The exact amount of the grant is to be determined by the Compensation Committee in its sole discretion, with 75% of the total annual grant value (as described above) to be based on objective performance metrics and 25% of the total annual grant value (as described above) to be based on Mr. Kleisner’s subjective performance, as determined by the Compensation Committee.
At the beginning of each year subject to performance in the prior year, pursuant to our employment agreement with Mr. Gordon, the company may grant at the end of each year, commencing with calendar year 2008, equity awards under the 2007 Plan, with a target value of $1.9 million and on terms and conditions specified by the Compensation Committee in its sole discretion, which terms and conditions may be no less favorable than the terms and conditions of equity awards granted to other senior executives of the company. If the company fails to grant annual equity awards at the target level for calendar years 2008, 2009 and 2010, such failure may be deemed to be a termination of employment which shall entitle the employee to receive certain additional benefits discussed below under “Compensation of Directors and Executive Officers — Marc Gordon Amended and Restated Employment Agreement.”

2007 Awards
In April 2007, the Compensation Committee made an annual grant of equity awards to the named executive officers at that time. These awards consisted of a combination of service-based LTIP units and performance-based RSUs. The awards were weighted approximately 2/3 LTIP units and approximately 1/3 RSUs to achieve a number of objectives identified by the Compensation Committee, including to (i) reward the named executive officers for overall stock price appreciation since the IPO, (ii) ensure the retention of the named executive officers, (iii) provide a mechanism to encourage the accumulation of the company’s common stock by the name executive officers and (iv) control the share dilution resulting from equity-based awards.
LTIP units represent membership units in Morgans Group LLC, the operating company through which we own our hotel properties and of which the company is the managing member, and are structured as profit interests. Depending upon the occurrence of certain specified events, as provided in the limited liability company agreement of Morgans Group LLC, LTIP units may become convertible into shares of the company’s common stock. These LTIP units vest ratably in three annual installments beginning on the first anniversary of the grant date subject to continued service by the named executive officer with the company. Thus, these equity awards provide a powerful incentive to the named executive officers to remain with the company.
The RSUs are earned, if at all, based on the achievement of a 7% total stockholder return over each calendar year of a three-year performance period (subject to certain catch-up features). In other words, the award will be earned, if at all, and will vest ratably on each anniversary of the grant date over a three-year period subject to achievement of the 7% total stockholder return over each calendar year. This means the RSUs may only be earned by the named executive officers if the named executive officer remains employed with the company through the vesting period(s) and upon the achievement of the total stockholder return target, thus achieving two of our compensation objectives; provided, however, that pursuant to our separation agreement with Mr. Scheetz, he will retain his vested and unvested options, RSUs and LTIP units upon termination, as further described under “Compensation of Directors and Executive Officers — Potential Payment upon Termination or Change of Control — W. Edward Scheetz Separation Agreement and Release”. In 2007, the company achieved total stockholder return of approximately 15% over the 2007 calendar year, and as a result, 1/3 of the RSUs held by each named executive officer will vest on April 25, 2008.
The size of the LTIP unit and RSU awards was determined by the Compensation Committee to deliver target total pay to the named executive officers in 2007 that was reasonably competitive in relation to the 2007 peer group, but lower than the value of the compensation in 2006 at the time of the IPO, which reflected the value of the “founders” equity awards.
On November 27, 2007, the Compensation Committee made a special grant of equity awards to certain employees of the company, including Mr. Szymanski, to encourage employee retention and management stability following Mr. Scheetz’s separation from the company. For Mr. Szymanski, these awards consisted of 15,000 LTIP units and 33,000 stock options. The LTIP units and stock options vest ratably in three annual installments beginning on the first anniversary of the grant date. In an effort to promote superior financial results of the company, the Compensation Committee further determined that the first vesting date would be accelerated to the three-month anniversary of the grant date in the event the company achieved a pre-determined Adjusted EBITDA target for the 2007 fiscal year. The 2007 Adjusted EBITDA target was not achieved. In addition, the Compensation Committee determined that the second vesting date for the LTIP units and stock options would be accelerated to the fifteenth-month anniversary of the grant date in the event the company achieved an Adjusted EBITDA target for the 2008 fiscal year, to be established by the Compensation Committee in 2008. On April 1, 2008, the Compensation Committee established a “stretch” Adjusted EBITDA target. The company determined that the stretch EBITDA target would be difficult to achieve based on past performance and expected results for 2008.
Messrs. Kleisner and Gordon did not receive special equity grants in November 2007, because, at the time the company was negotiating new employment agreements with Messrs. Kleisner and Gordon. Instead, Mr. Gordon received a “catch-up” grant of 38,911 LTIP units on April 3, 2008, which would have been forfeited if a new employment agreement had not been entered into with Mr. Gordon, as discussed under “—2008 Awards.” In December 2007, pursuant to his employment agreement as the new President and CEO, Mr. Kleisner was granted 215,000 stock options and, upon his purchase of the company’s common stock equal to $500,000, he was granted 55,000 LTIP units.
The following table summarizes the long-term incentive awards granted to each named executive officer in 2007:

	LTIP Units	Restricted Stock	Stock Options
Name	(#)	Units (#)	(#)
Mr. Scheetz (1)	98,000	67,000	—
Mr. Gordon	52,500	36,000	—
Mr. Szymanski	41,250	18,000	33,000
Mr. Kleisner	55,000	—(2)	215,000	(3)

(1)	Our separation agreement and release with Mr. Scheetz, dated as of September 19, 2007, provides that he will retain his vested and unvested stock options, RSUs and LTIP units. To the extent that these awards were not yet vested, they remain subject to the existing vesting provisions but any awards that remain unvested as of September 19, 2009 will vest on September 19, 2009; provided, however, that the performance-based RSUs will remain subject to the achievement of performance conditions.

(2)	1,017 RSUs were granted to Mr. Kleisner in May 2007 in his role as a director.

(3)	Of these 215,000 options to purchase shares of the company’s common stock, 95,000 have a strike price equal to the share price on the grant date and 120,000 have a strike price that is 140% of the share price on the grant date.

2008 Awards
On April 3, 2008, the Compensation Committee made its annual grant of equity awards to the executive officers. These awards consisted of a combination of 1/3 LTIP units, 1/3 RSUs and 1/3 stock options. The annual award values were based on the 2008 peer group market data, level of responsibility and individual performance. All named executive officer’s annual equity award for 2008 targeted the 40th percentile of the peer group.
In addition, in connection with his new employment agreement, Mr. Gordon received a one-time grant of 214,035 LTIP units on April 3, 2008, and an additional 38,175 LTIP units to be granted if and when the company’s stockholders approve the Amended and Restated 2007 Plan at the 2008 annual meeting of stockholders. This award reflects additional responsibilities that Mr. Gordon has assumed, a sign-on award for his new employment contract, as well as cash compensation that he may have been entitled to receive as a result of the restructuring of the executive team of the company in 2007. Also on April 3, 2008, Mr. Gordon was granted a “catch-up” award of 38,911 LTIP units in lieu of a proportionally equivalent retention bonus that had been made to other senior executives in November 2007. All equity awards made to Mr. Gordon on April 3, 2008 would have been forefeited if a new employment agreement had not been entered into with Mr. Gordon.  We entered into a new employment agreement with Mr. Gordon on April 11, 2008.
The following table summarizes the long-term incentive awards granted to each named executive officer thus far in 2008:

	LTIP Units	Restricted Stock	Stock Options
Name	(#)	Units (#)	(#)
Mr. Kleisner	52,421	52,421	123,222
Mr. Gordon	294,018	41,072	96,545
Mr. Szymanski	23,779	23,779	55,894
Equity Grant Policy. The Compensation Committee’s current policy is to grant equity awards to executives and other eligible employees annually, typically at pre-established meetings during the first half of the year. For non-executive officers, the company’s executive officers submit proposed stock option and other equity awards to the Compensation Committee for approval. Equity awards are approved by the Compensation Committee and are not timed to precede the release of material non-public information. The grant date of equity awards is the date of Compensation Committee approval, and the exercise price for grants of stock options is the closing market price of our common stock on the date of grant. Exceptions to this general principle result from grants to new hires or in connection with a promotion or other special circumstances. In such instances, the date of grant would typically be the start date or the effective date of the promotion or other special circumstances.
Pursuant to company policy, Morgans Hotel Group Co. prohibits executive officers and directors from purchasing or selling options to sell or buy company common stock (“puts” and “calls”) or engaging in short sales with respect to company common stock.
Perquisites
During 2007, we provided a limited number of benefits to certain of our named executive officers which were not otherwise generally available to our employees. Specifically, we provided a company-leased car and driver for use by Mr. Scheetz, pursuant to his employment agreement. We also provided Mr. Kleisner with the use of a company-leased vehicle and paid for his apartment rental expenses prior to his relocation, expenses associated with his relocation to New York City and for Mrs. Kleisner to accompany Mr. Kleisner on a business trip. We believe that these benefits served our business purposes in that they ensured Mr. Scheetz’s and Mr. Kleisner’s availability and maximized their ability to focus on company business. In the case of Mr. Kleisner, these benefits also helped us to attract him as our new President and CEO and facilitated his transition to the new position and location. For additional details on the amounts associated with these benefits, see the Summary Compensation Table below.

Severance and Change in Control Arrangements
Our severance benefits are designed to provide a bridge to future employment in the event an executive’s job is eliminated or employment is terminated. In addition, certain severance benefits provided to Mr. Kleisner were specifically negotiated with Mr. Kleisner as part of our recruitment and retention of his services as our new President and CEO in December 2007. Severance and termination benefits were based on competitive practice and level of responsibility.
The employment agreements of Messrs. Kleisner, Gordon and Szymanski provide for certain payments as well as accelerated equity vesting if the executive’s employment is terminated without cause or for good reason, or, in the case of Messrs. Kleisner and Gordon, if we fail to renew their employment agreements. In addition, our equity plans provide for acceleration of outstanding, unvested awards in certain circumstances. These payments and terms are discussed below under “Potential Payments upon Termination or Change in Control.”
On September 19, 2007, we entered into a separation agreement with Mr. Scheetz to formalize the terms of his separation from the company. The terms of the separation agreement were negotiated with Mr. Scheetz and reflected what the company felt was in the best interests of the company and its stockholders. Mr. Scheetz did not receive any additional payments in connection with his separation. See “—Potential Payments upon Termination or Change in Control.”
Tax Provisions Affecting Compensation Decisions
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. While we consider the impact of this rule when developing and implementing our executive compensation programs, we also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and the Board of Directors has approved that recommendation.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Robert Friedman (Co-Chairman)
Thomas L. Harrison (Co-Chairman)
Jeffrey M. Gault
The Compensation Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Compensation
The following tables contain certain compensation information for our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officer, each of whom was serving as an executive officer on December 31, 2007, and Mr. Scheetz, our former President and Chief Executive Officer (our “named executive officers”).
Summary Compensation Table
(for 2007 and 2006)

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Position	Year	($)	($)(3)	($)(4)	($)(5)	($)(6)	($)		($)
Fred J. Kleisner President and Chief Executive Officer (1)	2007	216,000	—	19,684	26,021	365,169	199,502	(7)	826,376

Richard Szymanski,	2007	382,959	—	400,482	82,364	479,813	—		1,345,618
Chief Financial Officer	2006	350,000	200,000	146,575	61,562	—	—		758,137

Marc Gordon,	2007	673,469	—	1,702,622	442,823	1,096,266	—		3,915,180
Chief Investment Officer and Executive Vice President, Capital Markets	2006	650,000	650,000	1,099,315	369,370	—	—		2,768,685

W. Edward Scheetz	2007	561,689	750,000	8,299,300	1,783,278	—	63,171	(8)	11,457,438
President and Chief Executive Officer (2)	2006	750,000	750,000	1,905,479	738,740	—	—		4,144,219

(1)	Mr. Kleisner was appointed interim President and CEO of the company as of September 20, 2007, and President and CEO of the company as of December 10, 2007. Upon his appointment as interim President and CEO, Mr. Kleisner resigned from all committees of the Board and ceased to receive any compensation for his service on our Board of Directors. For information regarding compensation paid to Mr. Kleisner in his capacity as a director prior to serving as our interim President and CEO, see “—Director Compensation.”

(2)	Mr. Scheetz resigned as President and CEO of the company on September 19, 2007. In accordance with SFAS 123R, the full expense related to unvested options, LTIP units and RSUs was recognized by the company upon his separation.

(3)	Amounts shown for 2007 and 2006 represent discretionary bonus payments made to each applicable named executive officer in 2007 and 2006, as applicable.

(4)	Amounts shown in this column are based on the accounting expense recognized by the company, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“FAS 123R”), disregarding any estimate of forfeitures based on service-based vesting conditions, related to stock awards in the form of LTIP units and RSUs made in the respective years and in prior years to the extent that the compensation cost of the awards granted in prior years was recognized in our consolidated financial statements contained in our Form 10-K for the respective year. The LTIP units and RSUs are convertible into shares of the company’s common stock. The assumptions used to calculate the accounting expense recognized in fiscal 2007 and fiscal year 2006 for these stock awards are set forth in footnote 10 and footnote 10, respectively, to the company’s audited financial statements contained in its Form 10-K for the years ended December 31, 2007 and 2006, respectively. In addition, the company recognized a $4,891 expense related to RSUs that Mr. Kleisner received as a director in May 2007. See “—Director Compensation.”

(5)	Amounts shown in this column are based on the accounting expense recognized by the company, in accordance with FAS 123R, disregarding any estimate of forfeitures based on service-based vesting conditions, related to stock option awards made in the respective years and in prior years to the extent that the compensation cost of the awards granted in prior years was recognized in our consolidated financial statements contained in our Form 10-K for the respective year. The assumptions used to calculate the accounting expense recognized in fiscal year 2007 and fiscal year 2006 for these stock awards are set forth in footnote 10 and footnote 10, respectively, to the company’s audited financial statements contained in its Form 10-K for the years ended December 31, 2007 and 2006, respectively.

(6)	See the “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation” above for a discussion of these 2007 amounts. The amounts shown in this column represent bonus payments that were based on pre-established performance targets communicated to the named executive officers at the beginning of 2007. For the grant of these awards, see the Grant of Plan-Based Awards Table below.

(7)	Amount represents the cost to the company in 2007 of the following items: (i) $120,000 for Mr. Kleisner’s housing expenses in New York City, (ii) $59,735 for Mr. Kleisner’s relocation expenses, (iii) the cost of a company-leased automobile for Mr. Kleisner, and (iv) travel expenses for Mr. Kleisner’s spouse, who accompanied him on a business trip.

(8)	Amount represents the cost to the company in 2007 of the following items: (i) $26,504 for a company-leased automobile and (ii) $36,667 for a driver for Mr. Scheetz.
2007 Grants of Plan-Based Awards

									All Other
								All Other	Option
								Stock	Awards:	Exercise or	Full Grant Date
		Estimated Possible			Estimated Possible			Awards:	Number of	Base	Fair Value
		Payouts Under Non-Equity			Payouts Under Equity			Number of	Securities of	Price of	of Stock
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares of	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/sh)	($) (5)
Fred J. Kleisner		113,671	227,342	454.684
	12/12/07								95,000	17.32	655,661
	12/12/07								120,000	24.25	591,928
	12/13/07							55,000			951,500
Richard Szymanski		225,500	360,000	562,500
	4/25/07							26,250			589,313
	4/25/07					18,000					402,840
	11/27/07							15,000			265,050
	11/27/07								33,000	17.67	231,990
Marc Gordon		341,250	682,500	1,365,000
	4/25/07							52,500			1,178,625
	4/25/07					36,000					805,680
W. Edward Scheetz		393,750	787,500	1,575,000
	4/25/07					67,000					1,499,460
	4/25/07							98,000			2,200,100

(1)	Represents the threshold, target and maximum amounts that could be earned by each named executive officer pursuant to our 2007 annual bonus plan. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation” above for a discussion of the annual bonus plan, and the Summary Compensation Table above for the actual amounts paid to the named executive officers for 2007 performance under the plan. Mr. Scheetz separated from the company as of September 19, 2007 and pursuant to the separation agreement that we entered into with Mr. Scheetz, he did not receive a bonus under the 2007 annual bonus plan.

(2)	These performance-based equity awards are in the form of RSUs. These awards will be earned, if at all, ratably over a three-year period subject to achievement of a 7% total shareholder return over each calendar year. Therefore, these RSUs may only be earned by the named executive officers if the named executive officer remains employed with the company through the vesting period(s) and upon the achievement of the total stockholder return target. There are no minimum or maximum payouts. Our separation agreement and release with Mr. Scheetz, dated as of September 19, 2007, provides that he will retain his vested and unvested RSUs. To the extent that these awards were not yet vested, they remain subject to the existing vesting provisions but any awards that remain unvested as of September 19, 2009 will vest on September 19, 2009; provided, however, that the performance-based RSUs will remain subject to the achievement of performance conditions. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation” above for further discussion.

(3)	Amounts represent grants of LTIP units, which vest ratably in three annual installments beginning on the first anniversary of the grant date. LTIP units, vested or unvested, are entitled to receive the same quarterly per unit distributions as other membership units in Morgans Group LLC, our operating company, which equal per share dividends on our common stock. We are prohibited, however, from declaring dividends pursuant to various debt covenants. Our separation agreement and release with Mr. Scheetz, dated as of September 19, 2007, provides that he will retain his vested and unvested LTIP units. To the extent that these awards were not yet vested, they remain subject to the existing vesting provisions but any awards that remain unvested as of September 19, 2009 will vest on September 19, 2009. Mr. Kleisner also received a grant of 1,017 RSUs in May 2007 in his capacity as a director. See “—Director Compensation.”

(4)	Stock options vest ratably in three annual installments beginning on the first anniversary of the grant date.

(5)	The full grant date fair value was computed in accordance with FAS 123R.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
We have employment agreements with Messrs. Kleisner, Gordon and Szymanski. In addition, Mr. Scheetz’s employment agreement was in effect until September 19, 2007, when he entered into a separation agreement with us.
Fred J. Kleisner Employment Agreement
Mr. Kleisner’s employment agreement provides for him to serve as our President and CEO on the following terms:
•	an initial contract term through December 10, 2010, unless either party terminates in accordance with the applicable termination provision;

•	an annual base salary of at least $900,000, subject to annual review for increase;

•	eligibility for an annual cash bonus with a target payout of 75% of annual base salary and an annual equity bonus with a maximum value on the grant date of up to $2,425,000, both of which shall be determined by the Compensation Committee based 75% upon objective performance metrics and 25% upon Mr. Kleisner’s subjective performance as determined by the Compensation Committee;

•	a one-time grant of 215,000 options to purchase shares of the company’s common stock, 95,000 of which have a strike price equal to the share price on the grant date and 120,000 of which have a strike price that is 140% of the share price on the grant date;

•	a grant of 55,000 LTIP units upon purchase by Mr. Kleisner of common stock equal to $500,000; and

•	medical and other group welfare plan coverage and fringe benefits provided to our employees generally.
In addition, Mr. Kleisner’s employment agreement provides for certain payments to be made upon his termination. See “Potential Payments Upon Termination or Change in Control” below for these terms and amounts.
Marc Gordon Amended and Restated Employment Agreement
Mr. Gordon’s employment agreement provides for him to serve as our Chief Investment Officer and Executive Vice President, Capital Markets on the following terms:
•	an initial contract term through April 1, 2011, and on each anniversary thereafter, the contract term shall be automatically extended for one-year terms unless either the company or the employee gives a notice of non-renewal in accordance with the relevant provision of the employment agreement;

•	an annual base salary of at least $709,800, subject to annual review for increase;

•	eligibility for an annual cash bonus based on the satisfaction of performance goals as established by the Compensation Committee, with an annual bonus target of 100% of annual base salary and a maximum level of 200% of annual base salary. To the extent that the annual cash bonus exceeds 100% of base salary, the Compensation Committee has the discretion to pay such excess in the form of fully vested equity compensation;

•	a guaranteed minimum annual bonus for 2008 and 2009 which is equal to at least 100% of annual base salary, provided, however, that should the company fail to pay annual bonuses at the target levels for calendar years 2008, 2009 and 2010, such failure may be deemed, upon notice to Mr. Gordon, to be a termination of employment which shall entitle the employee to receive certain additional benefits discussed below under “—Potential Payments upon Termination or Change in Control — Mr. Gordon”;

•	a one-time grant of 214,035 LTIP units granted on April 3, 2008, and an additional 38,175 LTIP units to be granted if and when the company’s stockholders approve an increase in the number of shares authorized for issuance under the 2007 Plan at the 2008 annual meeting of stockholders; provided, however, that if the stockholders fail to approve the share increase, the company and Mr. Gordon will negotiate, in good faith, alternative compensation of the same value as the LTIP units that would have been granted;

•	a “catch-up” grant of 38,911 LTIP units made in lieu of a proportionally equivalent retention bonus granted to other senior executives in November 2007;

•	an annual equity bonus of 96,545 stock options, 41,072 RSUs and 41,072 LTIPs, as compensation for work performed for the company in 2007; and

•	commencing with calendar year 2008, equity awards under the 2007 Plan, as may be amended, with a target value of $1.9 million on terms and conditions specified by the Compensation Committee in its sole discretion, which terms and conditions shall be no less favorable than the terms and conditions of equity awards granted to other senior executives of the company; provided, however, that if the company fails to grant annual equity awards at the target levels for calendar years 2008, 2009 and 2010, such failure may be deemed, upon notice to Mr. Gordon, to be a termination of employment which shall entitle the employee to receive certain additional benefits discussed below under “—Potential Payments upon Termination or Change in Control — Mr. Gordon”.
In addition, Mr. Gordon’s employment agreement provides for certain payments to be made upon his termination. See “Potential Payments Upon Termination or Change in Control” below for these terms and amounts.
Richard Szymanski Employment Agreement
Mr. Szymanski’s employment agreement provides for him to serve as our Chief Financial Officer on the following terms:
•	no specified initial contract term; agreement may be terminated by either party in accordance with the applicable termination provision;

•	an annual base salary of at least $450,000, subject to annual review for increase;

•	eligibility for an annual bonus commensurate with the bonuses paid to the company’s other similarly situated employees, provided that the exact amount of his bonus will be determined in the company’s sole discretion; and

•	medical and other group welfare plan coverage and fringe benefits provided to our employees generally.
In addition, Mr. Szymanski’s employment agreement provides for certain payments to be made upon his termination. See “Potential Payments Upon Termination or Change in Control” below for these terms and amounts.
W. Edward Scheetz Employment Agreement
Mr. Scheetz’s employment agreement provided for him to serve as our President and CEO on the following terms:
•	an initial contract term through February 17, 2010, renewing annually thereafter unless either party gives written notice of non-renewal at least 90 days prior to the end of each contract term;

•	an annual base salary of at least $750,000, subject to annual review for increase;

•	eligibility for an annual cash bonus based on the satisfaction of performance goals as established by our Compensation Committee, with an annual bonus target of 100% of his base salary and a maximum level of 200% of his base salary;

•	a one-time grant of $6,500,000 worth of LTIP units and stock options to purchase 300,000 shares of our common stock at $20 per share, which Mr. Scheetz received on February 14 , 2006 upon the closing of our IPO, one-third of which vested on the first anniversary of the grant date and the remainder of which vests in 24 equal installments at the end of each month following the first anniversary of the grant date (becoming fully vested on the third anniversary of the grant date) ; and

•	medical and other group welfare plan coverage and fringe benefits provided to our employees generally.
W. Edward Scheetz Separation Agreement and Release
See “Potential Payments Upon Termination or Change in Control” below for a discussion of our separation agreement and release with Mr. Scheetz.

Outstanding Equity Awards at Fiscal Year-End
(as of fiscal year ended December 31, 2007)

	Option Awards						Stock Awards
Equity
Incentive
										Equity		Plan
										Incentive		Awards:
										Plan		Market
										Awards:		or Payout
										Number		Value of
										of		Unearned
										Unearned		Shares,
									Market	Shares,		Units or
	Number of		Number of				Number of		Value of	Units or		Other
	Securities		Securities				Shares or		Shares or	Other		Rights
	Underlying		Underlying				Units of		Units of	Rights		That
	Unexercised		Unexercised		Option	Option	Stock That		Stock That	That		Have Not
	Options (#)		Options (#)		Exercise	Expiration	Have Not		Have Not	Have Not		Vested
	Exercisable		Unexercisable		Price ($)	Date	Vested (#)		Vested ($)(13)	Vested (#)		($)(13)

Fred J. Kleisner	—		95,000	(1)	17.32	12/12/2017	55,000	(6)	1,060,400	—		—
	—		120,000	(1)	24.25	12/12/2017

Richard Szymanski	15,273	(2)	9,727	(2)	20.00	2/14/2016	50,977	(7)	982,837	18,000	(10)	347,040
	—		33,000	(3)	17.67	11/27/2017

Marc Gordon	91,670	(4)	58,330	(4)	20.00	2/14/2016	125,420	(8)	2,418,098	36,000	(11)	694,080

W. Edward Scheetz	183,330	(5)	116,670	(5)	20.00	2/14/2016	224,387	(9)	4,326,181	67,000	(12)	1,291,760

(1)	These option awards were granted on December 12, 2007 to Mr. Kleisner, and vest ratably in three annual installments beginning on the first anniversary of the grant date. Pursuant to his employment agreement, 95,000 options were granted at an exercise price equal to the closing price on the grant date, and 120,000 options were granted at 140% of such closing price.

(2)	These option awards were granted on February 14, 2006 to Mr. Szymanski, 1/3 of which vested on February 14, 2007, and the remainder of which vested and will continue to vest in 24 equal installments at the end of each month following the first anniversary of the grant date.

(3)	These option awards were granted on November 27, 2007 to Mr. Szymanski, and vest ratably in three annual installments beginning on the first anniversary of the grant date; provided, however, that the second vesting date for these stock options will be accelerated to the fifteenth-month anniversary of the grant date in the event the company achieves an Adjusted EBITDA target for the 2008 fiscal year. See “Compensation Discussion and Analysis — Element of Executive Compensation — Long-Term Equity Incentive Compensation — 2007 Awards.”

(4)	These option awards were granted on February 14, 2006 to Mr. Gordon, 1/3 of which vested on February 14, 2007, and the remainder of which vested and will continue to vest in 24 equal installments at the end of each month following the first anniversary of the grant date.

(5)	These option awards were granted on February 14, 2006 to Mr. Scheetz, 1/3 of which vested on February 14, 2007, and the remainder of which vested and will continue to vest in 24 equal installments at the end of each month following the first anniversary of the grant date. Pursuant to Mr. Scheetz’s separation agreement, any unvested awards will vest on September 19, 2009, subject to certain performance conditions, as further described in “Compensation of Directors and Executive Officers — Potential Payments upon Termination or Change in Control — W. Edward Scheetz Separation Agreement and Release.”

(6)	These stock awards, in the form of LTIP units, which are convertible into shares of the company’s common stock, were granted on December 13, 2007 to Mr. Kleisner, and vest ratably in three annual installments beginning on the first anniversary of the grant date. In his capacity as a director, Mr. Kleisner was also granted 5,000 RSUs in February 2006, of which 1,946 remain unvested, and 1,017 RSUs in May 2007, none of which are vested. See “—Director Compensation” for information on these RSUs.

(7)	A stock award, in the form of LTIP units, which are convertible into 25,000 shares of the company’s common stock, was granted on February 14, 2006, 1/3 of which vested on February 14, 2007, and the remainder of which vested and continue to vest in 24 equal installments at the end of each month following the first anniversary of the grant date. A stock award, in the form of LTIP units, which are convertible into 26,250 shares of the company’s common stock, was granted on April 25, 2007, and vests ratably in three annual installments beginning on the first anniversary of the grant date. A stock award, in the form of LTIP units, which are convertible into 15,000 shares of the company’s common stock, was granted on November 27, 2007, and vests ratably in three annual installments beginning on the first anniversary of the grant date; provided, however, that the second vesting date for these LTIP units will be accelerated to the fifteenth anniversary of the grant date in the event the company achieves an Adjusted EBITDA target for the 2008 fiscal year.

(8)	A stock award, in the form of LTIP units, which are convertible into 187,500 shares of the company’s common stock, was granted on February 14, 2006, 1/3 of which vested on February 14, 2007, and the remainder of which vests in 24 equal installments at the end of each month following the first anniversary of the grant date. A stock award, in the form of LTIP units, which are convertible into 52,500 shares of the company’s common stock, was granted on April 25, 2007, and vests ratably in three annual installments beginning on the first anniversary of the grant date.

(9)	A stock award, in the form of LTIP units, which are convertible into 325,000 shares of the company’s common stock, was granted on February 14, 2006, 1/3 of which vested on February 14, 2007, and the remainder of which vests in 24 equal installments at the end of each month following the first anniversary of the grant date. A stock awards, in the form of LTIP units, which are convertible into 98,000 shares of the company’s common stock, was granted on April 25, 2007 and vests ratably in three annual installments beginning on the first anniversary of the grant date. Pursuant to Mr. Scheetz’s separation agreement, any unvested awards will vest on September 19, 2009, subject to certain performance conditions, as further described in “Compensation of Directors and Executive Officers — Potential Payments upon Termination or Change in Control — W. Edward Scheetz Separation Agreement and Release.”

(10)	A stock award, in the form of RSUs, which are convertible into 18,000 shares of the company’s common stock, was granted on April 25, 2007; the award will be earned, if at all, and will vest ratably on each anniversary of the grant date over a three-year period subject to achievement of the 7% total shareholder return over each calendar year. In April 2008, the Compensation Committee determined that the company achieved approximately a 15% total shareholder return for 2007.

(11)	A stock award, in the form of RSUs, which are convertible into 36,000 shares of the company’s common stock, was granted on April 25, 2007; the award will be earned, if at all, and will vest ratably on each anniversary of the grant date over a three-year period subject to achievement of the 7% total shareholder return over each calendar year. In April 2008, the Compensation Committee determined that the company achieved approximately a 15% total shareholder return for 2007.

(12)	A stock award, in the form of RSUs, which are convertible into 67,000 shares of the company’s common stock, was granted on April 25, 2007; the award will be earned, if at all, and will vest ratably on each anniversary of the grant date over a three-year period subject to achievement of the 7% total shareholder return over each calendar year. In April 2008, the Compensation Committee determined that the company achieved approximately a 15% total shareholder return for 2007. Pursuant to Mr. Scheetz’s separation agreement, any unvested awards will vest on September 19, 2009, subject to certain performance conditions, as further described in “Compensation of Directors and Executive Officers — Potential Payments upon Termination or Change in Control — W. Edward Scheetz Separation Agreement and Release.”

(13)	Based on the closing stock price of our common stock on December 31, 2007 of $19.28 per share.
Potential Payments upon Termination or Change in Control
Messrs. Kleisner, Gordon and Szymanski
The following discussion summarizes the potential payments and acceleration rights upon certain terminations and a change in control of the company for each of the named executive officers other than Mr. Scheetz, assuming a December 31, 2007 termination or change in control date. These payments and acceleration rights are generally contained within the named executive officers’ employment agreements.
The amounts set forth below do not include agreements, plans or arrangements providing for payments upon termination that do not discriminate in scope, terms or operation in favor of the company’s executive officers and that are generally available to all employees of the company equally (e.g., payouts under our life insurance policy or disability plan payments). The amounts also do not include the value of any equity awards made subsequent to December 31, 2007. In addition, for purposes of quantifying the value of continued health insurance coverage benefits presented in the disclosure below, we have estimated a value of such insurance benefits based on the monthly cost of such coverage as of December 31, 2007 pursuant to COBRA, multiplied by the number of months.
Mr. Kleisner. If Mr. Kleisner’s employment is terminated by us without “cause,” or by Mr. Kleisner for “good reason” (each as defined below), Mr. Kleisner will be entitled to the following benefits, in addition to the payment of his base salary through the date of termination:
•	Payment of his pro rata annual bonus, if any, for the current calendar year through the date of termination. As of December 31, 2007, this cash payment would have been $365,169 (which reflects Mr. Kleisner’s pro rata bonus for 2007) or $900,000 (assuming a bonus payment for a full year).

•	Payment of his base salary for 24 months after his date of termination. As of December 31, 2007, this cash payment would have been $1,800,000.

•	24 months of health insurance benefits after his date of termination. As of December 31, 2007, the estimated value of this benefit would have been $2,184.
If Mr. Kleisner’s employment is terminated upon his death or disability, he (or his estate) will be entitled to the following severance benefits, in addition to the payment of his base salary through the date of termination:
•	Payment of his pro rata annual bonus through the last day on which he performed services for us prior to his disability or death. As of December 31, 2007, this cash payment would have been $365,169 (which reflects Mr. Kleisner’s pro rata bonus for 2007) or $900,000 (assuming a bonus payment for a full year).

Pursuant to Mr. Kleisner’s employment agreement, if, at the time of or during the one-year period following a “change in control” (as defined below), the company terminates his employment without cause or he resigns for good reason, Mr. Kleisner will be entitled to the following benefits, in addition to the payment of his base salary through the date of termination:
•	Payment of his pro rata annual bonus, if any, for the current calendar year through the date of termination. As of December 31, 2007, this cash payment would have been $365,169 (which reflects Mr. Kleisner’s pro rata bonus for 2007) or $900,000 (assuming a bonus payment for a full year).

•	A single payment of an amount equal to two times his then base salary. As of December 31, 2007, this cash payment would have been $1,800,000.

•	24 months of health insurance benefits after his date of termination. As of December 31, 2007, the estimated value of this benefit would have been $2,184.

•	All equity awards granted to Mr. Kleisner and held by him on the closing date of the change in control, which have not previously vested, will become immediately vested and exercisable as of the closing date. As of December 31, 2007, the estimated value of this benefit would have been $186,200 for options (computed based on full vesting of 95,000 options at an exercise price of $17.32, multiplied by $19.28, our closing stock price on December 31, 2007). As of December 31, 2007, Mr. Kleisner also had 120,000 options for which the value of this benefit would have been $0 as the company’s stock price at year end was $19.28 per share (compared to a strike price of $24.25 per share). The company has not yet determined at this time whether the LTIP units were convertible as of December 31, 2007. Assuming the LTIP units were fully convertible into our common stock as of December 31, 2007, the value of this benefit would have been $1,060,400 (computed based on full vesting of 55,000 units multiplied by $19.28, our closing stock price on December 31, 2007). As of December 31, 2007, the value of the RSUs issued to Mr. Kleisner in his capacity as a Director would have been $116,008 (computed based on full vesting of 6,017 RSUs multiplied by $19.28, our closing stock price on December 31, 2007).
If the company and Mr. Kleisner fail to extend his employment agreement or enter into a new employment agreement before expiration of its term, the company’s only obligation to Mr. Kleisner will be to accelerate the vesting of any outstanding equity awards and pay any earned but unpaid base salary.
In his employment agreement, Mr. Kleisner has agreed that during the course of his employment and for two years thereafter, he will not directly or indirectly compete with the business activities conducted by the company by providing any services to any other entity or individual engaged in the business of owning and/or operating hotels. In addition, Mr. Kleisner has agreed to non-solicitation provisions that cover the period of his employment and a two-year period thereafter, regardless of the circumstances under which his employment terminates, and confidentiality provisions that cover the period of his employment and thereafter. In the event that Mr. Kleisner threatens to breach or materially breaches the non-competition, non-solicitation or confidentiality provision of his employment agreement, the company shall be entitled to both equitable relief and monetary damages.
Mr. Gordon. Absent a change in control (as defined in the 2007 Plan, as amended), if Mr. Gordon’s employment is terminated by us without “cause” or by Mr. Gordon for “good reason” (each as defined below), other than a termination after failure to pay an annual bonus or grant annual equity awards at the target levels for 2008, 2009 or 2010, Mr. Gordon will be entitled to the following severance benefits, in addition to the payment of his base salary through the date of termination. (Although Mr. Gordon’s new employment agreement was not effective until April 1, 2008, for purposes of calculating the severance awards detailed below we have treated the new employment agreement as if it were in effect on December 31, 2007.)
•	Payment of his pro rata annual bonus, if any, for the current calendar year through the date of termination, based on the greater of the target annual bonus for the year in which termination occurs or the average annual bonus for the two preceding years. As of December 31, 2007, this cash payment would have been $873,133.

•	A lump sum amount equal to 2 times the sum of Mr. Gordon’s then current base salary and the greater of target annual bonus for the year in which termination occurs or average annual bonus for the two preceding years. As of December 31, 2007, this cash payment would have been $3,111,266.

•	24 months of continued medical, dental, and life insurance coverage for Mr. Gordon and his dependents. As of December 31, 2007, the estimated value of this benefit would have been $27,328.

•	The full vesting of all his equity awards. As of December 31, 2007, the value of this benefit would have been $0 for options as the company’s stock price at year end was $19.28 per share (compared to a strike price of $20.00 per share). The company has not yet determined at this time whether the LTIP units were convertible as of December 31, 2007. Assuming the LTIP units were fully convertible into our common stock as of December 31, 2007, the value of this benefit would have been $4,627,200 (computed based on full vesting of 240,000 units multiplied by $19.28, our closing stock price on December 31, 2007). As of December 31, 2007, the value of the RSUs would have been $694,080 (computed based on full vesting of 36,000 RSUs multiplied by $19.28, our closing stock price on December 31, 2007).

If Mr. Gordon’s employment is terminated upon his death or disability, he (or his estate) will be entitled to the following severance benefits, in addition to the payment of his base salary through the date of termination:
•	Payment of his pro rata annual bonus, if any, for the current calendar year through the date of termination, based on the greater of the target annual bonus for the year in which termination occurs or the average annual bonus for the two preceding years. As of December 31, 2007, this cash payment would have been $873,133.

•	The full vesting of all his equity awards. As of December 31, 2007, the value of this benefit would have been $0 for options as the company’s stock price at year end was $19.28 per share (compared to a strike price of $20.00 per share). The company has not yet determined at this time whether the LTIP units were convertible as of December 31, 2007. Assuming the LTIP units were fully convertible into our common stock as of December 31, 2007, the value of this benefit would have been $4,627,200 (computed based on full vesting of 240,000 units multiplied by $19.28, our closing stock price on December 31, 2007). As of December 31, 2007, the value of the RSUs would have been $694,080 (computed based on full vesting of 36,000 RSUs multiplied by $19.28, our closing stock price on December 31, 2007).
In addition, pursuant to the employment agreement, if Mr. Gordon’s employment is terminated upon the nonrenewal of his employment agreement by the company or, absent a change in control, the company fails to pay an annual bonus or grant annual equity awards at the target levels for 2008, 2009 or 2010, which failure may be deemed to be a termination of employment upon notice by the company or by Mr. Gordon for good reason, Mr. Gordon will be entitled to the following severance benefits, in addition to the payment of his base salary through the date of termination:
•	A lump sum amount equal to 1.0 times Mr. Gordon’s then current base salary, plus 1.0 times the greater of the target annual bonus for the year in which termination occurs or the average annual bonus for the two preceding years. As of December 31, 2007, this cash payment would have been $1,555,633.

•	12 months of continued medical, dental, and life insurance coverage for Mr. Gordon and his dependents. As of December 31, 2007, the estimated value of this benefit would have been $13,664.

•	The full vesting of all his equity awards. As of December 31, 2007, the value of this benefit would have been $0 for options as the company’s stock price at year end was $19.28 per share (compared to a strike price of $20.00 per share). The company has not yet determined at this time whether the LTIP units were convertible as of December 31, 2007. Assuming the LTIP units were fully convertible into our common stock as of December 31, 2007, the value of this benefit would have been $4,627,200 (computed based on full vesting of 240,000 units multiplied by $19.28, our closing stock price on December 31, 2007). As of December 31, 2007, the value of the RSUs would have been $694,080 (computed based on full vesting of 36,000 RSUs multiplied by $19.28, our closing stock price on December 31, 2007).
In addition, pursuant to the employment agreement, if Mr. Gordon’s employment is terminated upon his own nonrenewal of his employment agreement, he will be entitled to the following severance benefits, in addition to the payment of his base salary through the date of termination:
•	The full vesting of all his equity awards. As of December 31, 2007, the value of this benefit would have been $0 for options as the company’s stock price at year end was $19.28 per share (compared to a strike price of $20.00 per share). The company has not yet determined at this time whether the LTIP units were convertible as of December 31, 2007. Assuming the LTIP units were fully convertible into our common stock as of December 31, 2007, the value of this benefit would have been $4,627,200 (computed based on full vesting of 240,000 units multiplied by $19.28, our closing stock price on December 31, 2007). As of December 31, 2007, the value of the RSUs would have been $694,080 (computed based on full vesting of 36,000 RSUs multiplied by $19.28, our closing stock price on December 31, 2007).
If, after a change in control, Mr. Gordon’s employment is terminated by us without “cause” or for disability or by Mr. Gordon for “good reason” (including termination upon notice by the company or by Mr. Gordon for good reason after failure by the company to pay an annual bonus or grant annual equity awards at the target levels for 2008, 2009 or 2010), Mr. Gordon will be entitled to the following severance benefits, in addition to the payment of his base salary through the date of termination:
•	Payment of his pro rata annual bonus, if any, for the current calendar year through the date of termination, based on the greater of the target annual bonus for the year in which termination occurs or the average annual bonus for the two preceding years. As of December 31, 2007, this cash payment would have been $873,133.
•	A lump sum amount equal to 2.5 times the sum of Mr. Gordon’s then current base salary and the greater of target annual bonus for the year in which termination occurs or average annual bonus for the two preceding years. As of December 31, 2007, this cash payment would have been $3,889,083.
•	30 months of continued medical, dental, and life insurance coverage for Mr. Gordon and his dependents. As of December 31, 2007, the estimated value of this benefit would have been $34,159.
•	The full vesting of all his equity awards. As of December 31, 2007, the value of this benefit would have been $0 for options as the company’s stock price at year end was $19.28 per share (compared to a strike price of $20.00 per share). The company has not yet determined at this time whether the LTIP units were convertible as of December 31, 2007. Assuming the LTIP units were fully convertible into our common stock as of December 31, 2007, the value of this benefit would have been $4,627,200 (computed based on full vesting of 240,000 units multiplied by $19.28, our closing stock price on December 31, 2007). As of December 31, 2007, the value of the RSUs would have been $694,080 (computed based on full vesting of 36,000 RSUs multiplied by $19.28, our closing stock price on December 31, 2007).
In addition, in the event a payment to Mr. Gordon is deemed to be a golden parachute payment under Section 280G of the Internal Revenue Code, Mr. Gordon would also receive a tax gross-up payment to cover his excise tax liability under Section 4999. Because the company has not yet determined whether the LTIP units were convertible as of December 31, 2007, it cannot determine whether any payment to Mr. Gordon would be deemed to be a golden parachute payment under Section 2806.
In his employment agreement, Mr. Gordon has agreed that during the course of his employment and, unless he terminates his employment for good reason or is terminated without cause, for a one year period thereafter, he will not, subject to certain exceptions, engage in competition with our business of the management and operation of full service hotels in North America or Western Europe. In his employment agreement, Mr. Gordon has also agreed to non-solicitation provisions that cover the period of his employment and, subject to certain exceptions, a one year period thereafter and confidentiality provisions that cover the period of his employment and thereafter. In the event that Mr. Gordon materially breaches the non-competition, non-solicitation or confidentiality provision of his employment agreement, the company’s obligation to make the termination payments described above cease, provided that the company will remain obligated to make such payments in the event of a change in control of the company.

Mr. Szymanski.  If Mr. Szymanski’s employment is terminated by us without “cause” or by Mr. Szymanski for “good reason” (each as defined below), Mr. Szymanski will be entitled to the following benefits, in addition to the payment of his base salary through the date of termination:
•	Payment of his pro rata annual bonus, if any, for the current calendar year through the date of termination. As of December 31, 2007, this cash payment would have been $479,813.

•	Payment of his base salary for 24 months after his date of termination. As of December 31, 2007, this cash payment would have been $900,000.

•	Payment of a single bonus equal to the greater of (i) the bonus he actually received for the prior two years or (ii) twice his annual target bonus. As of December 31, 2007, this cash payment would have been $720,000.

•	24 months of health insurance benefits after his date of termination. As of December 31, 2007, the estimated value of this benefit would have been $33,127.
In addition, Mr. Szymanski’s employment shall terminate automatically upon his death, and in the case of termination due to disability, the company will have no further obligations to Mr. Szymanski.
Pursuant to Mr. Szymanski’s employment agreement, if, at the time of or during the one-year period following a “change in control” (as defined below), the company terminates his employment or he resigns for good reason, Mr. Szymanski will be entitled to the following benefits, in addition to the payment of his base salary through the date of termination:
•	Payment of his pro rata annual bonus, if any, for the current calendar year through the date of termination. As of December 31, 2007, this cash payment would have been $479,813.

•	Payment of his base salary for 24 months after his date of termination. As of December 31, 2007, this cash payment would have been $900,000.

•	Payment of a single bonus equal to the greater of (i) the bonus he actually received for the prior two years or (ii) twice his annual target bonus. As of December 31, 2007, this cash payment would have been $720,000.

•	24 months of health insurance benefits after his date of termination. As of December 31, 2007, the estimated value of this benefit would have been $33,127.

•	The full vesting of all his equity awards. As of December 31, 2007, the value of this benefit would have been $53,130 for options (computed based on full vesting of 33,000 options at an exercise price of $17.67, multiplied by $19.28, our closing stock price on December 31, 2007). As of December 31, 2007, Mr. Szymanski also had 25,000 options for which the value of this benefit would have been $0 as the company’s stock price at year end was $19.28 per share (compared to a strike price of $20.00 per share). The company has not yet determined at this time whether the LTIP units were convertible as of December 31, 2007. Assuming the LTIP units were fully convertible into our common stock as December 31, 2007, the value of this benefit would have been $1,277,300 (computed based on full vesting of 66,250 units multiplied by $19.28, our closing stock price on December 31, 2007). As of December 31, 2007, the value of the RSUs would have been $347,040 (computed based on full vesting of 18,000 RSUs multiplied by $19.28 our closing stock price on December 31, 2007).
In his employment agreement, Mr. Szymanski has agreed to non-solicitation provisions that cover the period of his employment and a two-year period thereafter, regardless of the circumstances under which his employment terminates, and confidentiality provisions that cover the period of his employment and thereafter. In the event that Mr. Szymanski threatens to breach or materially breaches the non-solicitation or confidentiality provision of his employment agreement, the company shall be entitled to both equitable relief and monetary damages.
W. Edward Scheetz Separation Agreement and Release
Mr. Scheetz’s separation agreement and release provided for his departure on the following terms:
•	he agrees to cooperate with us and make himself available to us during the 12-month period following his resignation;

•	he agrees that he will not (i) initiate or otherwise participate in any solicitation of proxies or written consents to vote or (ii) nominate any individual for election as a director;

•	he also agrees not to compete with us for nine months following his resignation and not to solicit our employees or clients during that period;

•	he will retain his vested and unvested stock options, RSUs and LTIP units. To the extent that these awards are not yet vested they will remain subject to the existing vesting provisions but any unvested awards will vest on September 19, 2009 (awards which are subject to performance conditions will remain subject to those conditions); and

•	he will not receive any additional payment in connection with the separation.

Defined Terms
Under Messrs. Kleisner’s and Szymanski’s employment agreements, “cause” generally means: (i) the employee’s repeated failure to perform his duties as determined in the sole discretion of the Board; (ii) the employee’s refusal to follow the policies and directives of the Board or supervisor, as applicable; (iii) the employee’s material breach of the provisions of the employment agreement; (iv) the employee’s engagement in any act of dishonesty, gross negligence or willful misconduct that may have an adverse effect on the company; (v) the employee’s breach of any fiduciary duty owed to the company or (vi) employee’s knowing violation of any law, rule or regulation that affects his performance of or ability to perform any of his duties or responsibilities with the company; provided, however, that no termination pursuant to clause (i), (ii) or (iii) shall be effective unless the conduct providing Cause to terminate continues after the employee has been given notice thereof and 30 days in which to cure the same.
Under Messrs. Kleisner’s and Szymanski’s employment agreements, “good reason” generally means: (i) any failure by the company to comply with any of the compensation provisions, other than insubstantial or inadvertent failures not in bad faith which are remedied by the company; (ii) the assignment to employee, or the removal from employee, of any duties or responsibilities that result in a material diminution of employee’s authority; (iii) a material diminution of the budget over which employee has responsibility, other than for a bona fide business reason; (iv) any failure by the company to comply with and satisfy the provision in the employment agreement regarding a successor entity honoring the agreement; (v) the imposition of any requirement that employee relocate his office to a location other than Manhattan; or (vi) a material breach by the company of any written agreement between the company and Employee; provided, however, that no termination for good reason shall be effective unless the acts or omissions providing good reason to terminate are capable of being cured and such acts or omissions continue after the employee has given the company notice thereof and 30 days in which to cure the same.
Under Mr. Gordon’s employment agreement, “cause” generally means (i) the willful and continual refusal to substantially perform his responsibilities under his employment agreement, after demand for substantial performance has been given by the Board; (ii) willful engagement in misconduct which is materially and demonstrably injurious to the company, or (iii) being convicted of a felony or pleading guilty or nolo contendere to a felony.
Under Mr. Gordon’s employment agreement, “good reason” generally means (i) the assignment to Mr. Gordon of duties materially inconsistent with his title, position, status, reporting relationships, authority, duties or responsibilities or any other action by the company which results in a diminution of the employee’s title, position, status, reporting relationships, authority, duties or responsibilities, other than insubstantial or inadvertent failures not in bad faith which are remedied by the company; (ii) any failure by the company to comply with any of the compensation or benefits provisions of the employment agreement, other than insubstantial or inadvertent failures not in bad faith which are remedied by the company; (iii) any purported termination by the company of his employment, otherwise than as expressly permitted by the employment agreement; (iv) any failure by the company to comply with and satisfy the provision in the employment agreement regarding a successor entity honoring the agreement; (v) following a change in control, any requirement that Mr. Gordon principal place of employment be at a location more than 50 miles from New York, New York; or (vi) any material failure by the company to comply with any other material provision of the employment agreement; provided, however, that, absent a change in control, failure to pay the employee an annual bonus at the target level for calendar years 2008, 2009 or 2010, or the failure to grant the employee an annual equity award at the target level for calendar years 2008, 2009 and 2010 may be deemed to be good reason, but will only entitle Mr. Gordon to limited benefits as described earlier.
Under Messrs. Kleisner’s Szymanski’s and Gordon’s employment agreements, “change in control” generally means (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the company representing 40% or more of the combined voting power of the company’s then outstanding securities; or (ii) individuals who at the beginning of any two-year period constitute the Board, plus new directors of the company whose election or nomination for election by the company’s shareholders is approved by a vote of at least two-thirds of the directors of the company still in office who were directors of the company at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board; or (iii) a merger or consolidation of the company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger of consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the company is completely liquidated or all or substantially all of the company’s assets are sold.

Director Compensation
On August 1, 2007, our Board of Directors, at the recommendation of our management, increased director compensation in order to remain competitive with director compensation levels at similarly situated companies. The Board increased the director annual fee from $25,000 to $50,000, and in the case of the Chairman of the Board, from $35,000 to $70,000. The Board also increased the annual fee for the chairman of the Audit Committee from $10,000 to $15,000, and increased the annual fee for the chairman of the Compensation Committee from $7,500 to $12,500. In addition, the Board increased Board meeting fees from $1,000 to $2,000 per meeting attended in person and increased Audit Committee and Compensation Committee meeting fees from $1,000 to $2,000 per meeting attended in person.
Further, on October 29, 2007, the Board authorized and approved a special one-time fee of $35,000 to Messrs. Friedman, Hamamoto, Harrison, Kleisner and Knetzger for their services in connection with various matters resulting from the departure of Mr. Scheetz. In connection with these matters, these Board members spent a substantial amount of time and energy, and participated in numerous, often ad hoc, meetings that were not separately accounted and paid for as Board or committee meetings.
The following table summarizes the various fees currently in effect for directors:

Annual fee
•	Chairman of the Board of Directors	$70,000
•	Non-employee directors	$50,000
Fee for Chairman of Committees
•	Audit Committee	$15,000
•	Compensation Committee	$12,500
•	Corporate Governance and Nominating Committee	$5,000
Fee for each meeting attended in person
•	Board of Directors	$2,000
•	Audit Committee	$2,000
•	Compensation Committee	$2,000
•	Corporate Governance and Nominating Committee	$1,000
Fee for each meeting attended by telephone
•	Board of Directors	$500
•	Audit Committee	$600
•	Compensation Committee	$600
•	Corporate Governance and Nominating Committee	$500
In addition, we grant RSUs to each of our non-employee directors. Upon the consummation of our IPO, we granted RSUs having a value of approximately $100,000 to each person, other than Mr. Hamamoto, who became a non-employee director. In lieu of the $100,000 restricted stock unit award in the preceding paragraph, upon the consummation of our IPO, our chairman of the board of directors, Mr. Hamamoto, was given a one-time grant of $6,500,000 worth of LTIP units in Morgans Group LLC and stock options to purchase $6,000,000 worth of our stock (in both instances using the IPO price), as a “founders” grant in light of his contributions to the company up to and through the IPO. Of these awards, 1/3 vested on the first anniversary of the grant date and the remainder vests in 24 equal installments at the end of each month following the first anniversary of the grant date (becoming fully vested on the third anniversary of the grant date) and which are subject to the terms and conditions of our 2006 Omnibus Stock Incentive Plan.
In the past, we have also provided grants of $100,000 worth of RSUs to new non-employee directors. Accordingly, on April 1, 2008, each of Messrs. Gault and Malone received a grant of 6,497 RSUs.
On May 31, 2007, our Compensation Committee granted 1,017 RSUs to each of our non-employee directors, including Mr. Hamamoto. These RSUs vest ratably on each anniversary of the grant date for the next three years, but are not exercisable until such time as they resign as a director or otherwise separate from the company. We anticipate that each year our Compensation Committee will continue to grant to each of our non-employee directors equity awards having a value and vesting schedule determined by the Compensation Committee. We currently anticipate that these grants will be made to our non-employee directors each year after our annual meeting of stockholders. For 2008, we anticipate that this grant will have a value of approximately $25,000.
Directors who are our officers or employees receive no compensation as directors. In addition, we reimburse all directors for reasonable and customary out-of-pocket expenses incurred in connection with their services on the Board and our directors are entitled to free or discounted rooms at our hotel properties.
The following table sets forth the compensation of our non-employee directors for the fiscal year ended December 31, 2007. Mr. Kleisner was a non-employee director until he was appointed interim President and Chief Executive as of September 20, 2007. Upon his appointment, Mr. Kleisner resigned from all committees of the Board and ceased to receive any compensation for his service on our Board of Directors. For information regarding Mr. Kleisner’s compensation as a named executive officer of the company, see “Compensation of Directors and Executive Officers—Executive Compensation.” Mr. Malone did not become a member of the Board of Directors until February 2008.

2007 Director Compensation

	Fees Earned	Stock	Option
	or Paid in	Awards	Awards
Name	Cash ($)	($)(4)	($)(5)	Total ($)
David T. Hamamoto (1)	94,667	2,179,352	858,925	3,132,944
Fred J. Kleisner (2)	87,250	38,311	—	125,561
Lance Armstrong (2)	33,333	38,311	—	71,644
Robert Friedman (2)	106,900	38,311	—	145,211
Jeffery M. Gault (3)	3,014	0	—	3,014
Thomas L. Harrison (2)	112,333	38,311	—	150,644
Edwin L. Knetzger, III (2)	86,833	38,311	—	125,144

(1)	As of December 31, 2007, Mr. Hamamoto held 300,000 stock options to purchase shares of common stock that were granted on February 14, 2006, of which 183,330 are vested; 325,000 LTIP units that were granted on February 14, 2006, of which 198,613 had vested; and 1,017 RSUs that were granted on May 31, 2007, none of which had vested. The grants of stock options and LTIP units were made as “founder” grants to Mr. Hamamoto at the time of our IPO as described more fully under “Director Compensation.”

(2)	As of December 31, 2007, each of Messrs. Kleisner, Armstrong, Friedman, Harrison and Knetzger, held 1,017 RSUs that were granted on May 31, 2007, none of which had vested; and each of Messrs. Kleisner, Armstrong, Friedman, Harrison and Knetzger held 5,000 RSUs that were granted on February 14, 2006, of which 3,054 had vested.

(3)	Mr. Gault was appointed to the Board of Directors on December 10, 2007.

(4)	Amounts shown in this column, for each director other than Mr. Hamamoto, are based on the accounting expense recognized by the company in fiscal year 2007, in accordance with FAS 123R, disregarding any estimate of forfeitures based on service-based vesting conditions, related to RSUs made in 2007 and in prior years to the extent that the compensation cost of the awards granted in prior years was recognized in our consolidated financial statements contained in our 2007 Form 10-K. The RSUs are convertible into shares of the company’s common stock. The full grant date fair value for each of the RSUs granted in 2007 was $25,000, as computed in accordance with FAS 123R. Amount shown for Mr. Hamamoto is based on accounting expense recognized by the company in fiscal year 2007 and relate to LTIP units granted to Mr. Hamamoto in February 2006 and RSUs granted in May 2007. The assumptions used to calculate the accounting expense recognized in fiscal 2007 for these stock awards are set forth in footnote 10 to the company’s audited financial statements contained in its Form 10-K for the year ended December 31, 2007.

(5)	Amount shown in this column for Mr. Hamamoto is based on the accounting expense recognized by the company in fiscal year 2007, in accordance with FAS 123R, disregarding any estimate of forfeitures based on service-based vesting conditions, related to a stock option award made in 2006. The assumptions used to calculate the accounting expense recognized in fiscal 2007 for this stock option award is set forth in footnote 10 to the company’s audited financial statements contained in its Form 10-K for the year ended December 31, 2007. No options were granted in 2007.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee currently consists of Messrs. Friedman (co-chairman), Harrison (co-chairman) and Gault. During 2007, our Compensation Committee consisted of Messrs. Harrison (co-chairman), Friedman (co-chairman) and Knetzger. On January 31, 2008, the Board of Directors reconstituted the Compensation Committee to reflect the current membership. None of these current or former members is or was an officer or employee, or former officer or employee, of ours. No interlocking relationship exists or existed between the members of the Compensation Committee and the Board of Directors, Board of Directors or compensation or similar committees of any other company.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 2, 2008, certain information regarding the beneficial ownership information of our common stock by:
•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days and RSUs and LTIP units that have vested or will vest within 60 days. Each director, officer or 5% or more stockholder, as the case may be, furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. We have based our calculations of the percentage of beneficial ownership on 32,073,796 shares of common stock outstanding as of April 2, 2008.
Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Morgans Hotel Group Co., 475 Tenth Avenue, New York, New York 10018.

		% of Shares of
	Shares Beneficially	Common Stock
Beneficial Owner	Owned	Beneficially Owned
5% Stockholders:
Morgan Stanley (1)	6,062,134	18.9%
OTK Associates, LLC (2)	4,500,000	14.0%
FMR LLC (3)	4,366,400	13.6%
BlackRock, Inc. (4)	3,454,720	10.8%
NorthStar Capital Investment Corp. (5)	2,087,022	6.5%
Advisory Research, Inc. (6)	2,036,590	6.4%
Artisan Partners Limited Partnership (7)	1,816,800	5.7%
Citadel Limited Partnership (8)	1,818,138	5.7%

Directors and Named Executive Officers:
David T. Hamamoto (9)	2,129,922	6.5%
W. Edward Scheetz (10)	2,614,790	8.0%
Marc Gordon (11)	314,547	*
Fred J. Kleisner (12)	38,588	*
Richard Szymanski (13)	52,238	*
Edwin L. Knetzger, III (14)	4,088	*
Robert Friedman (15)	4,588	*
Thomas L. Harrison (16)	4,088	*
Jeffrey M. Gault	6,497	*
Michael D. Malone	6,497
Executive Officers and Directors as a group (10 persons)	5,175,843	15.5%

*	Less than 1%.

(1)	Based solely upon the information provided in the Schedule 13G/A filed jointly by Morgan Stanley and Morgan Stanley Investment Management Inc. (“MIMS”) on February 14, 2008. Represents the number of shares of common stock owned by Morgan Stanley and MIMS. Morgan Stanley beneficially owns 6,062,134 shares of our common stock, has sole voting power with respect to 4,292,694 shares, shared voting power with respect to 258 shares and sole dispositive power with respect to 6,062,134 shares. MIMS beneficially owns 4,823,381 shares of our common stock, has sole voting power with respect to 3,330,398 shares, shared voting power with respect to 258 shares and sole dispositive power with respect to 4,823,381 shares. The securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by MIMS, an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), as amended. MIMS is a wholly-owned subsidiary of Morgan Stanley. The business address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The business address of MIMS is 522 Fifth Avenue, New York, NY 10036.

(2)	Based solely upon the information provided in the Schedule 13D filed by OTK Associates, LLC (“OTK”) on February 27, 2008. OTK beneficially owns 4,500,000 shares of our common stock and has sole voting and dispositive power with respect to 4,500,000 shares of such common stock. OTK is managed by A. Alfred Taubman, Robert S. Taubman, Morton L. Olshan and Andrea L. Olshan, with actions taken and made by, or with the written consent of, one of the Taubmans and one of the Olshans. As a result the managers of OTK may be deemed to share voting and investment power over the common shares beneficially owned by OTK. Each of the managers disclaims beneficial ownership of the shares beneficially owned by OTK and they expressly disclaim status as a “group” for purposes of Schedule 13D. The business address of OTK is 280 E. Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304.

(3)	Based solely upon the information provided in the Schedule 13G/A filed jointly by FMR LLC (formerly known as FMR Corp.) and Edward C. Johnson 3d on February 14, 2008. Fidelity Management & Research Company (“Fidelity”), whose business address is 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,366,400 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Mid Cap Stock Fund, amounts to 3,000,000 shares of our common stock. Fidelity Mid Cap Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sold power to dispose of the 4,366,400 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directlyor through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(4)	Based solely upon the information provided in the Schedule 13G/A filed by BlackRock Inc. (“BlackRock”) on March 10, 2008. BlackRock, Inc., on behalf of its investment advisory subsidiaries, BlackRock Advisors LLC, BlackRock Asset Management U.K. Limited, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management LLC and BlackRock (Channel Islands) Ltd, beneficially owns 3,454,720 shares of our common stock and has shared voting and dispositive power with respect to 3,454,720 shares of such common stock. The business address of Black Rock Inc. is 475 Tenth Avenue, New York, New York 10018.

(5)	Based solely upon the information provided in the Schedule 13D/A filed by NorthStar Capital Investment Corp., NCIC MHG Subsidiary LLC, NorthStar Partnership, L.P., Mr. W. Edward Scheetz and Mr. David Hamamoto on March 24, 2008. NorthStar Capital Investment Corp. beneficially owns 2,087,022 shares of our common stock and has sole voting power and sole dispositive power over 2,087,022 shares of such common stock. These shares include 171,815 shares of our common stock beneficially owned by NCIC MHG Subsidiary LLC, which has sole voting power and sole dispositive power over 171,815 shares; and 1,915,207 shares of our common stock beneficially owned by NorthStar Partnership, L.P., which has sole voting power and sole dispositive power over 1,915,207 shares. The address of NorthStar Capital Investment Corp. is 527 Madison Avenue, New York, NY 10022.

(6)	Based solely upon the information provided in the Schedule 13G by Advisory Research, Inc (“Advisory Research”) filed on February 14, 2008. Advisory Research beneficially owns 2,036,590 shares of our common stock and has sole voting and dispositive power with respect to 2,036,590 shares of such common stock. The business address of Advisory Research is 180 North Stetson St., Suite 5500, Chicago, Illinois 60601.

(7)	Based solely upon the information provided in the Schedule 13G by Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investment Corporation (“Artisan Corp.”), the general partner of Artisan Partners, ZFIC, Inc., the sole stockholder of Artisan Corp., Andrew A. Ziegler and Carlene M. Ziegler, as a group, on February 13, 2008. Each of the members of the group beneficially owns 1,816,800 shares of our common stock and has shared voting power with respect to 1,588,200 and shared dispositive power with respect to 1,816,800 such shares. The business address of each of the members of the group is 875 East Wisconsin, Avenue, Suite 800, Milwaukee, Wisconsin 53202.

(8)	Based solely upon the information provided in the Schedule 13G filed by Citadel Investment Group, L.L.C. (“CIG”), Citadel Investment Group II, L.L.C., Citadel Limited Partnership (“Citadel”), Kenneth Griffin, Citadel Holdings I LP, Citadel Holdings II LP, Citadel Advisors LLC, Citadel Equity Fund Ltd. (“CEF”), Citadel Derivatives Group LLC (“CDG”), Citadel Derivatives Trading Ltd. (“CDT”) and Wingate Capital Ltd. (“Wingate”), as a group, on February 14, 2008. Each of the members of the group beneficially owns 1,818,138 shares of our common stock and has shared voting and shared dispositive power with respect to 1,818,138 shares. Citadel Holdings Ltd., a Cayman Islands company (“CH”), is majority owned by Citadel Kensington Global Strategies Fund Ltd., a Bermuda company (“CKGSF”). CEF is a subsidiary of CH. CKGSF and CH do not have control over the voting or disposition of securities held by CEF. Wingate, a Cayman Islands company, is majority owned by Citadel Wellington LLC, a Delaware limited liability company (“CW”). CW does not have control over the voting or disposition of securities held by Wingate. CDG is majority owned by Citadel Derivatives Group Investors, LLC, a Delaware limited liability company (“CDGI”). CDGI does not have control over the voting or disposition of securities held by CDG. CDT is majority owned by CLP Holdings LLC, a Delaware limited liability company (“CLPH”). CLPH does not have control over the voting or disposition of securities held by CDT. The business address of each of the members of the group is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(9)	Includes (i) 445,419 shares of our common stock representing Mr. Hamamoto’s indirect pecuniary interest in the 915,207 shares of our common stock beneficially owned indirectly by NorthStar Capital Investment Corp. through its majority-owned subsidiary, NorthStar Partnership, L.P.; (ii) 409,082 non-voting units of our operating company that are convertible into shares of our common stock representing Mr. Hamamoto’s indirect pecuniary interest in the 1,000,000 units beneficially owned indirectly by NorthStar Capital Investment Corp. through NorthStar Partnership, L.P. and its majority-owned subsidiary Residual Hotel Interest LLC; (iii) 69,992 shares of our common stock representing Mr. Hamamoto’s indirect pecuniary interest in the 171,815 shares of our common stock beneficially owned indirectly by NorthStar Capital Investment Corp. through its wholly-owned subsidiary, NCIC MHG Subsidiary LLC; (iv) 736,342 shares of our common stock beneficially owned by Mr. Hamamoto indirectly through DTH Holdings; (v) 224,995 options to purchase shares of our common stock; (vi) 243,753 LTIP units convertible into shares of our common stock and (vii) 339 RSUs convertible into shares of our common stock.

(10)	Includes (i) 445,084 shares of our common stock representing Mr. Scheetz’s indirect pecuniary interest in the 915,207 shares of our common stock indirectly beneficially owned by NorthStar Capital Investment Corp. through its majority-owned subsidiary, NorthStar Partnership, L.P.; (ii) 408,774 non-voting units of our operating company that are convertible into shares of our common stock representing Mr. Scheetz’s indirect pecuniary interest in the 1,000,000 units indirectly beneficially owned by NorthStar Capital Investment Corp. through NorthStar Partnership, L.P. and its majority-owned subsidiary, Residual Hotel Interest LLC; (iii) 69,317 shares of our common stock representing Mr. Scheetz’s indirect pecuniary interest in the 171,815 shares of our common stock beneficially owned indirectly by NCIC through its wholly-owned subsidiary, NCIC MHG Subsidiary LLC; (iv) 78,687 shares of our common stock that are directly beneficially owned by Mr. Scheetz; (v) 13,617 shares of our common stock that are indirectly beneficially owned by Mr. Scheetz, through two trusts which directly own such shares of common stock for the benefit of Mr. Scheetz’s two minor children; (vi) 10,000 shares of our common stock that are indirectly beneficially owned by Mr. Scheetz through his spouse who directly beneficially owns such shares of common stock; (vii) 523,748 shares of our common stock that represent Mr. Scheetz’s beneficial ownership of 224,995 vested stock options, 276,420 vested LTIP units convertible into common stock and 22,333 vested restricted stock units; (viii) 1,015,168 shares of our common stock that are indirectly beneficially owned by Mr. Scheetz through WES Holdings LLC; and (ix) 50,395 shares of our common stock that are indirectly beneficially owned by Mr. Scheetz through Crosby Holdings.

(11)	Includes 112,505 options to purchase shares of our common stock, 158,120 LTIP units convertible into shares of our common stock and 12,000 RSUs convertible into shares of our common stock.

(12)	Includes 4,088 RSUs convertible into shares of our common stock.

(13)	Includes 18,743 options to purchase shares of our common stock, 27,495 LTIP units convertible into shares of our common stock and 6,000 RSUs convertible into shares of our common stock.

(14)	Includes 4,088 RSUs convertible into shares of our common stock.

(15)	Includes 4,088 RSUs convertible into shares of our common stock.

(16)	Includes 4,088 RSUs convertible into shares of our common stock.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and Nasdaq. These reporting persons are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.
Based solely on our review of the copies of such forms received by us, and/or on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, directors and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policy and Procedures Regarding Transactions with Related Persons
On March 21, 2007, the company adopted a written related person transaction policy and procedures to further the goal of ensuring that any related person transaction is properly reviewed, approved or ratified, if appropriate, and fully disclosed in accordance with applicable rules and regulations. The policies and procedures are intended to work in conjunction with the Code of Business Conduct and Ethics, which is described above in “Board of Directors and Corporate Governance—Corporate Governance Information—Code of Business Conduct and Ethics.”
The policies and procedures apply to transactions or arrangements between the company and any related person, including but not limited to directors, director nominees, executive officers, greater than 5% stockholders and the immediate family members of each of these groups. They do not, however, apply with respect to general conflicts between the interests of the company and our employees, officers and directors, including issues relating to engaging in a competing business and performing outside or additional work, which are reported and handled in accordance with the company’s Code of Business Conduct and Ethics and other procedures and guidelines implemented by the company from time to time.
For purposes of the policies and procedures, a related person transaction is a transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (i) the aggregate amount involved will or may be expected to exceed $120,000, (ii) the company is a participant, and (iii) any related person has or will have a direct or indirect material interest.
Under the policies and procedures, the directors and executive officers of the company are responsible for identifying and reporting any proposed transaction with a related person. If any director or officer becomes aware of any transaction or arrangement that has taken place, may be taking place or may be about to take place involving the company and any related person, such person shall immediately bring the matter to the attention of the company’s chief legal officer. Any proposed related person transaction shall be presented by the chief legal officer to the Audit Committee for its review. The Audit Committee will then meet, in person or by telephone, to review and discuss the proposed transaction.
If the transaction involves a director, that director will not participate in the action regarding whether to approve or ratify the transaction. In the event that all of the directors are deemed to have an interest in the transaction, the company may enter into the transaction if it is approved in accordance with the provisions of the Delaware General Corporation Law.
The policies and procedures provide that all related person transactions are to be disclosed in the company’s proxy statement and other appropriate filings to the extent required by the rules and regulations of the Securities and Exchange Commission and Nasdaq.
Debt Guarantees
Immediately prior to the completion of our initial public offering, we and certain other entities entered into a series of transactions to create our new corporate structure, which we will call our “Formation and Structuring Transactions.” As part of the Formation and Structuring Transactions, the Predecessor provided a guarantee of approximately $225.0 million of indebtedness of Morgans Group LLC, the operating company through which we own our hotel properties and of which we are the managing member. David T. Hamamoto, our Chairman, has agreed to reimburse the Predecessor for up to $98.3 million of any amount that the Predecessor is required to pay under its guarantee. W. Edward Scheetz has agreed to reimburse the Predecessor for up to $98.3 million of any amount that the Predecessor is required to pay under its guarantee, and Marc Gordon, our Chief Investment Officer and Executive Vice President, Capital Markets, has agreed reimburse the Predecessor for up to $7.0 million of any amount the Predecessor is required to pay under its guarantee. The guarantee by the Predecessor and these reimbursement obligations were provided so that the providers of the reimbursement obligations will not recognize taxable capital gains in connection with the Formation and Structuring Transactions in the amount that each has agreed to reimburse. The reimbursement obligations are for a fixed term and be renewable at the option of each provider.
NorthStar Partnership, L.P.
Demand Registration.   NorthStar and its affiliates have certain rights, subject to certain limitations, to request that we register shares of our common stock owned by them; provided that the number of shares included in such a demand registration would yield gross proceeds to the entities requesting registration of at least $25,000,000. If the value of our shares held by those entities is less than $25,000,000 but greater than $15,000,000, the request for registration must be for all of the shares held by the entities requesting registration. Upon such request, we will be required to use our reasonable best efforts to file a registration statement within 30 days of such a request, and cause the registration statement to be declared effective by the SEC as soon as practicable thereafter. Subject to certain conditions, we may withdraw a previously filed registration statement or postpone the initial filing of that registration for up to 90 days if, based on our good faith judgment, such withdrawal or postponement would avoid premature disclosure of a matter that we had determined would not be in our best interests to disclose at such time.

Piggy-back Registration.   Whenever we propose to register any shares of our common stock (other than on a Form S-8 or Form S-4), NorthStar and its affiliates have the right to include shares of our common stock owned by them on the registration statement.
Shelf Registration.   As long as we are eligible to file a registration statement on Form S-3, any of NorthStar or its affiliates will be entitled to request that we file and maintain a shelf registration statement for the resale of all or any portion of shares owned by them, subject to certain limitations. Upon such request, we will be required to use our reasonable best efforts to file such a registration statement within 30 days of the request, and cause it to be declared effective by the SEC as soon as reasonably practicable thereafter.
Transfer of Registration Rights.   To the extent NorthStar or its affiliates distribute shares of our common stock to its members, investors or beneficial owners, those distributees will obtain the benefits of these registration rights if they are otherwise restricted from freely transferring those distributed shares of our common stock.
Expenses.   In connection with a demand, piggy-back or shelf registration, any underwriting discounts or commissions attributable to the sale of the registrable shares or fees and expenses of counsel representing the entities requesting registration in excess of the amount specified below shall be borne by those entities. All other expenses of such registration, including applicable federal and state filing fees and up to $15,000 of fees and disbursements of one counsel to the entities requesting registration, shall be borne by us.
Agreements with Ian Schrager
Consulting Agreement.   Until March 2007, when it was terminated, we were party to a consulting agreement with Ian Schrager under which he acted as a consultant to us on a non-exclusive basis. The agreement, which was originally entered into on June 24, 2005, was terminable for any reason in our sole and absolute discretion.
Pursuant to that agreement, we were permitted to ask Ian Schrager to oversee certain specific projects at our hotel properties, such as renovations, marketing, public relations and other special events.
From January 1, 2007 through the termination of the consulting agreement, we paid Mr. Schrager (i) base compensation of $125,000, (ii) reimbursement of expenses of approximately $54,000 and (iii) a bonus of $125,000. In addition, subject to certain limitations, Ian Schrager was entitled to reimbursement from us for business, entertaining and reasonable and customary business travel expenses that he incurs on our behalf, as well as to certain other benefits including support services, fixed payments per year for use of a private aircraft regardless of actual usage ($500,000 for 2005 (pro-rated) and $250,000 for 2006), exclusive use of an automobile leased by us, a full-time driver, a full-time secretary, complimentary rooms at any of our hotel properties (whether owned or managed) for him, his immediate family members and any other person whom he believes could advance or further our objectives, and participation in our medical insurance programs.
Pursuant to the agreement, we also agreed to indemnify Ian Schrager for any claims made against him in connection with any future condominium conversions of any of our existing properties.
None of our agreements with Ian Schrager restricted his ability to compete with us.
Indemnification Agreement with the Predecessor
We entered into an indemnification agreement with the Predecessor that governs certain indemnification obligations of ours for the benefit of the Predecessor, its members and the affiliates, managers, officers and employees of the Predecessor. Under the indemnification agreement, we have agreed to indemnify the Predecessor, its members and the affiliates, managers, officers and employees of the Predecessor for (i) contingent claims and obligations, including litigation of claims against the Predecessor related to the hotel properties, restaurants and bars it is contributing to us, (ii) any transfer tax payable as a result of the sale of shares of our common stock in the offering or future sales of our common stock that are aggregated with the offering, and (iii) any payments made to the hotel designer in connection with our agreement with the hotel designer described in footnote 6 to our combined financial statements for the year ended December 31, 2007. Any distributee of the shares of our common stock issued in exchange for membership units in connection with the Formation and Structuring Transactions or membership units of Morgans Group LLC issued to the Predecessor in connection with the Formation and Structuring Transactions is a third-party beneficiary under this agreement.
Global Settlement of Litigations and Insurance Proceeds Sharing Agreement
As previously disclosed in our filings with the Securities Exchange Commission, in January 2006, an action was brought in New York state court against several defendants, including two subsidiaries of the company and certain officers and directors of NorthStar and the company, including David Hamamoto, the company’s Chairman of the Board and the Co-Chairman of the Board of Directors and Co-Chief Executive Officer of NorthStar, styled Philips South Beach, LLC v. Morgans Hotel Group Management, LLC et al., Index No. 06/600147 (N.Y. Sup. Ct.), which we refer to as the Shore Club Litigation. An additional action was commenced in March 2006 in New York state court against several defendants, including the company, NorthStar, David Hamamoto, and certain other individuals and entities, styled Century Operating Associates v. NorthStar Hospitality LLC, et al., Index No. 601007/06-E (N.Y. Sup. Ct.), which we refer to as the Century Litigation (together with the Shore Club Litigation, the “Litigations”).

On April 4, 2008, the company and certain of its subsidiaries entered into a global settlement agreement with Philips South Beach, LLC, Century Operating Associates, Philip Pilevsky and certain of his affiliates, Residual Hotel Interest LLC and certain of its affiliates, Becker-Paramount LLC, W. Edward Scheetz, David T. Hamamoto, RSA Associates, L.P., NorthStar Capital Investment Corp. and certain of its subsidiaries, Clark SB II LLC, Clark SB LLC, The Clark Foundation, The Scriven Foundation, Jane Clark and Kevin Moore, pursuant to which the Shore Club litigation, regarding the management of the Shore Club hotel, and the Century Litigation, regarding the structuring transactions that were part of the company’s IPO and the IPO itself, along with related litigations and an additional litigation in which we are not involved, have been settled (the “Settlement”).
We are not required to make any cash payments as part of the Settlement. Under the relevant terms of the Settlement, the management agreement pursuant to which the company’s management company, Morgans Hotel Group Management LLC (“MHGM”), manages Shore Club will be amended to provide for, among other things, a reduction beginning in 2009 in the management and chain services fees, a reduction beginning in 2012 in the termination payment to be made by the owner of Shore Club to MHGM upon termination of the management agreement, and certain changes to operating procedures at Shore Club.
The Litigations have been submitted for coverage by NorthStar under certain primary and excess insurance policies, or Insurance Policies, issued to NorthStar under which certain subsidiaries of the company and certain individual defendants in the Litigations, including Mr. Hamamoto, are also insured. The insurers have paid certain amounts to NorthStar in connection with the Litigations under the Insurance Policies.
The company and Northstar entered into an Insurance Proceeds Sharing Agreement on January 18, 2008, pursuant to which NorthStar paid us one-half of the aggregate insurance proceeds received by NorthStar in connection with the Litigations under the Insurance Policies as of the date of the Insurance Proceeds Sharing Agreement. The parties have also agreed that all future insurance proceeds received from the Insurance Policies in connection with the Litigations shall be allocated equally among the parties and that the party receiving such proceeds will notify the other party within five business days of receipt of such proceeds and pay the other party its portion of the proceeds within ten business days of receipt of such proceeds.
David Hamamoto, the Chairman of the Board, and Marc Gordon, the company’s Chief Investment Officer and Executive Vice President, Capital Markets, are beneficial owners of equity interests in NorthStar and Mr. Hamamoto is the Co-Chairman of the Board of Directors and Co-Chief Executive Officer of NorthStar. In addition, NorthStar, through its status as an affiliate of NorthStar Partnership, L.P., has certain rights to request, subject to certain limitations, that the company register shares of the company’s common stock owned by NorthStar pursuant to a registration rights agreement.”

OTHER MATTERS
Annual Report on Form 10-K
We have provided without charge, to each person from whom a proxy is solicited, a copy of our annual report to stockholders for the fiscal year ended December 31, 2007, including our consolidated financial statements. You should not regard this annual report as proxy soliciting material or as a communication by means of which any solicitation is to be made. This annual report will be available on our website at www.morganshotelgroup.com under “About Us—SEC Filings”.
Additionally, upon written request, we will provide you without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 that we filed with the SEC. You should make your request in writing to:
Morgans Hotel Group Co.
Attention: Investor Relations
475 Tenth Avenue
New York, NY 10018
Other Matters to Come Before the 2008 Annual Meeting
No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.
Stockholder Proposals and Nominations for the 2009 Annual Meeting
Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than December 18, 2008.
Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article I, Section 1.11 of our bylaws, which are on file with the SEC and may be obtained from the Secretary of the company upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2009 annual meeting must be received no earlier than 60 nor more than 90 days prior to the date of the meeting.
*  *  *  *

By Order of the Board of Directors Name: Richard Szymanski Title: Secretary
New York, New York
April 17, 2008

Appendix A
MORGANS HOTEL GROUP CO.
AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

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MORGANS HOTEL GROUP CO.
AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN
Morgans Hotel Group Co., a Delaware corporation (the “Company”), sets forth herein the terms of the amendment and restatement of its 2007 Omnibus Incentive Plan in the form of this Amended and Restated 2007 Omnibus Incentive Plan (the “Plan”), as follows:
1.	PURPOSE
The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, outside directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units (including deferred stock units), dividend equivalent rights, cash awards and any other stock-based award under the Plan. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.
2.	DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).
2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Dividend Equivalent Rights, cash award, or any Other Stock-Based Award under the Plan.
2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Grantee.
2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.
2.6 “Board” means the Board of Directors of the Company.
2.7 “Book Value” means, as of any given date, on a per share basis (i) the shareholders’ equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).
2.8 “Cause” means, with respect to any Grantee, the meaning of such term as set forth in the employment agreement between the Company (or any Affiliate) and the Grantee or, in the event there is no such employment agreement (or if any such employment agreement does not contain such a definition), such term shall mean (i) willful or gross misconduct or willful or gross negligence in the performance of his or her duties for the Company or any Affiliate, (ii) neglect of his or her duties for the Company or any Affiliate after written notice and opportunity to cure, (iii) dishonesty, fraud, theft, embezzlement or misappropriation of funds, properties or assets of the Company or of any Affiliate, (iv) conviction of a felony or (v) a direct or indirect material breach of the terms of any agreement with the Company or any Affiliate.
2.9 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.10 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.
2.11 “Company” means Morgans Hotel Group Co.

2.12 “Corporate Transaction” shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or (ii) individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Company whose election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors of the Company still in office who were directors of the Company at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board; or (iii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger of consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.
2.13 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.
2.14 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.15 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 12 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
2.16 “Effective Date” means April 10, 2008, the date this Amended and Restated 2007 Omnibus Incentive Plan was approved by the Board.
2.17 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.18 “Fair Market Value” with respect to a share of Stock means the value of a share of such Stock determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value of the share of Stock shall be the value of the Stock as determined by the Committee by the reasonable valuation method, in a manner consistent with Internal Revenue Code Section 409A (“Code Section 409A”). “Fair Market Value” with respect to an Award means the value of the Award as determined by the Committee in good faith, taking into consideration applicable tax and accounting rules and regulations.
2.19 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.
2.20 “Good Reason” means (a) a substantial adverse alteration in the Grantee’s title or responsibilities from those in effect immediately prior to the Corporate Transaction; (b) a reduction in the Grantee’s annual base salary as of immediately prior to the Corporate Transaction (or as the same may be increased from time to time) or a material reduction in the Grantee’s annual target bonus opportunity as of immediately prior to the Corporate Transaction; or (c) the relocation of the Grantee ‘s principal place of employment to a location more than 35 miles from the Grantee’s principal place of employment as of the Corporate Transaction or the Company’s requiring the Grantee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Grantee’s business travel obligations as of immediately prior to the Corporate Transaction. The Grantee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder, provided that the Grantee provides the Company with a written notice of resignation within ninety (90) days following the occurrence of the event constituting Good Reason.
2.21 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee.

2.22 “Grantee” means a person who receives or holds an Award under the Plan.
2.23 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.24 “LLC Unit” or “LLC Units” means a membership interest or membership interests in Morgans Group LLC, a Delaware limited liability company and the entity through which the Company conducts a significant portion of its business.
2.25 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
2.26 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.27 “Option Price” means the exercise price for each share of Stock subject to an Option.
2.28 “Other Agreement” shall have the meaning set forth in Section 15 hereof.
2.29 “Other Stock-Based Award” shall mean any right granted under Section 13 of the Plan.
2.30 “Outside Director” means a member of the Board who is not an officer or employee of the Company.
2.31 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.
2.32 “Plan” means this Morgans Hotel Group Co. Amended and Restated 2007 Omnibus Incentive Plan, an amendment and restatement of the Morgans Hotel group Co. 2007 Omnibus Incentive Plan.
2.33 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Other Stock-Based Award.
2.34 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
2.35 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.36 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.
2.37 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.38 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.
2.39 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.
2.40 “Stock” means the common stock, par value $.01 per share, of the Company.
2.41 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.
2.42 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.
2.43 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
2.44 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
2.45 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.	ADMINISTRATION OF THE PLAN
3.1. Board
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.
3.2. Committee.
The Board has delegated to the Committee the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, consistent with the certificate of incorporation and by-laws of the Company and applicable law.
(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (c) who comply with the independence requirements of the stock exchange on which the Common Stock is listed.
(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.
In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Committee, such action may be taken or such determination may be made by the Board. Unless otherwise expressly determined by the Board, any action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3. Terms of Awards.
Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(i) designate Grantees,
(ii) determine the type or types of Awards to be made to a Grantee,
(iii) determine the number of shares of Stock to be subject to an Award,
(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof ) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
(v) prescribe the form of each Award Agreement evidencing an Award, and
(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award other than amendments or modifications necessary to comply with Code Section 409A and amendments pursuant to Section 5.3.
The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-(12) month period following the first public issuance or filing with the United State Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.
Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR, including without limitation by replacement of underwater Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed or result in replacement of underwater Options or SARs with cash or other award with an exercise price below the Fair Market Value as of the date of such replacement award, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.
3.4. Deferral Arrangement.
The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents, and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.
3.5. No Liability.
No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
3.6. Share Issuance/Book-Entry
Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN
Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be eight million six hundred ten thousand (8,610,000) all of which may be granted as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. The number of shares available for issuance under the Plan shall be reduced by the number of shares subject to Options and SARs. Upon a grant of Awards other than Awards of Options or SARs, the number of shares available for issuance under the Plan shall be reduced by 1.7 times the number of shares of Stock subject to such Awards and any shares underlying Options or SARs not purchased or forfeited shall be added back to the limit set forth above by 1.7 times the number of shares of Stock subject to such Awards. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option, or (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations.
The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution. The Committee may adopt reasonable counting procedures to ensure appropriate counting, to avoid double counting (as, for example, in the case of tandem or substitute awards).
5.	EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1. Effective Date.
The amendment and restatement of the 2007 Omnibus Incentive Plan shall be effective as of the Effective Date of the Plan, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date of the Plan, any Awards made hereunder shall be null and void and of no effect.
5.2. Term.
The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.
5.4 Additional Provisions
Any provision of the Plan or any Award Agreement notwithstanding, the Committee may cause any Award granted hereunder to be amended, modified or cancelled in consideration of a cash payment, an alternative Award or both made to the holder of such cancelled Award equal to or greater than the Fair Market Value of such cancelled Award.
6.	AWARD ELIGIBILITY AND LIMITATIONS
6.1. Service Providers and Other Persons
Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.
6.2. Successive Awards and Substitute Awards.
An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder; as modified by Code Section 409A and the regulations thereunder as Options that are non-qualified stock options and SARs.
6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:
(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 2,000,000 (two million) shares per calendar year.

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SAR, to any person eligible for an Award under Section 6 hereof is 2,000,000 (two million) shares per calendar year.
(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $10,000,000 (ten million dollars) and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period of greater than one year by any one Grantee shall be $25,000,000 (twenty-five million dollars).
The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.
7.	AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
8.	TERMS AND CONDITIONS OF OPTIONS
8.1. Option Price
The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
8.2. Vesting.
Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date. If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee. The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.
8.4. Termination of Service.
Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5. Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.
8.6. Method of Exercise.
An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7. Rights of Holders of Options
Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
8.8. Delivery of Stock Certificates.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
8.9. Transferability of Options
Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10. Family Transfers.
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
8.12. Notification of Disqualifying Disposition
If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.
9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1. Right to Payment and Grant Price.
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.
9.2. Other Terms.
The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term.
Each SAR granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR. If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s SAR is greater than the SAR Exercise Price of such SAR, the Company shall, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee. The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the SAR Exercise Price and all withholding obligations
9.4. Transferability of SARS
Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.5. Family Transfers.
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.
10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS
10.1. Grant of Restricted Stock.
Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2. Restrictions.
At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Restricted Stock, Stock Units Awards or Other Stock-Based Awards may be granted or sold as described in the preceding sentence in respect of past or future services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. Notwithstanding the foregoing, Restricted Stock and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date; provided, however, up to ten percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 10 or the other provisions of this Plan without being subject to the foregoing restrictions. Restricted Stock and Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units. The limitations stated in this Section 10.2 apply to Sections 13 and 14.
10.3. Restricted Stock Certificates.
The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
10.4. Rights of Holders of Restricted Stock.
Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights of Holders of Stock Units.
10.5.1. Voting and Dividend Rights.
Holders of Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.
10.5.2. Creditor’s Rights.
A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6. Termination of Service.
Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock and Stock Unit Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.
10.7. Purchase of Restricted Stock.
The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.
10.8. Delivery of Stock.
Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
11.1. General Rule.
Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
11.2. Surrender of Stock.
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock, if any, may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.
11.3. Cashless Exercise.
With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.
11.4. Other Forms of Payment.
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
12.1. Dividend Equivalent Rights.
A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.
12.2. Termination of Service.
Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.
13.	OTHER STOCK-BASED AWARDS AND LLC UNITS
Other forms of Awards (“Other Stock-Based Awards) that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, shares of Stock, including without limitation, (i) LLC Units, (ii) convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests (including LLC Units), (iii) membership interests in a Subsidiary or operating partnership, (iv) Awards valued by reference to Book Value, fair value or Subsidiary performance, and (v) any class of profits interest or limited liability company membership interest created or issued pursuant to the terms of the partnership agreement, limited liability company operating agreement or otherwise by an Affiliate that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of Revenue Procedure 93-27 with respect to a Grantee who is rendering services to the issuing Affiliate.

For purposes of calculating the number of shares of Stock underlying an Other Stock-Based Award relative to the total number of shares of Stock reserved and available for issuance under this Section, the Committee shall establish in good faith the maximum number of shares of Stock to which a Grantee of such Other Stock-Based Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant Award documentation, including vesting, accretion factors, conversion ratios, exchange ratios and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying such Other Stock-Based Award shall be reduced accordingly by the Committee and the related shares of Stock shall be added back to the shares of Stock available for issuance under the Plan. Other Stock-Based Awards may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an award agreement. The Committee shall determine the Grantees to whom, and the time or times at which, Other Stock-Based Awards shall be made; the number of shares of Stock or LLC Units to be awarded; the price, if any, to be paid by the Grantee for the acquisition of Other Stock-Based Awards; and the restriction and conditions applicable to Other Stock-Based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives. The Committee may require that Other Stock-Based Awards be held through a limited partnership or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section. The provision of the grant of Other Stock-Based Awards need not be the same with respect to each Grantee.
Subject to the provisions of this Plan and the award agreement or such other agreement and unless otherwise determined by the Committee at grant, the Grantee of an award under this Section shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest equivalents or Dividend Equivalent Rights with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested.
Shares of Stock (including securities convertible into shares of Stock) issued on a bonus basis under this Section may be issued for no cash consideration.
14.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS
14.1. Performance Conditions
The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the performance conditions set forth in this Section 14. If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as performance-based compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance measures other than those set forth in this Section 14.
14.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees
If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.
14.2.1. Performance Goals Generally.
The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2. Business Criteria.
One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee (and not by the Board) in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization, with or without adjustments used from time to time by the Company in its publicly filed financial statements; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity (15) revenue; (16) brand awareness; (17) revenue per available room; (18) number of rooms or units; (19) debt reduction; (20) customer satisfaction; and (21) any other business criteria used in the Company’s publicly announced guidance. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. The Committee may provide, in a manner that meets the requirements of Code Section 162(m) that any evaluation of performance may include or exclude any of the following events that occur during the applicable performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussing and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
14.2.3. Timing For Establishing Performance Goals.
Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards and (ii) the day on which 25% of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).
14.2.4. Settlement of Performance or Annual Incentive Awards; Other Terms.
Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3. Written Determinations.
All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.
14.4. Status of Section 14.2 Awards Under Code Section 162(m)
It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
15.	PARACHUTE LIMITATIONS
Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested

(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.
16. REQUIREMENTS OF LAW
16.1. General.
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
17.	EFFECT OF CHANGES IN CAPITALIZATION
17.1. Changes in Stock.
If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.
Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.
17.3. Corporate Transaction.
Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:
(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and
(ii) either of the following two actions shall be taken:
(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.
With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices (an “Equivalent Award”), in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided. If the Grantee receives an Equivalent Award in connection with a Corporate Transaction and his employment is terminated by the Company without Cause or by the employee with Good Reason within one year following the Corporate Transaction involuntarily, the Equivalent Award may be exercised in full beginning on the date of such termination and for such period as the Committee shall determine.
17.4. Adjustments.
Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3. This Section 17 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.5. No Limitations on Company.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
18.	GENERAL PROVISIONS
18.1. Disclaimer of Rights
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
18.2. Nonexclusivity of the Plan
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of equity awards otherwise than under the Plan.

18.3. Withholding Taxes
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.
18.4. Captions
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
18.5. Other Provisions
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
18.6. Number and Gender
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
18.7. Severability
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law
The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
18.9. Code Section 409A
The Committee intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision may be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.
*       *       *

To record adoption of the Plan by the Board as of                     , 2008, and approval of the Plan by the stockholders on                           , 2008, the Company has caused its authorized officer to execute the Plan.

MORGANS HOTEL GROUP CO.

By:

Title:

Votes must be indicated _____ Ple ase x _____ SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. Mark Here (x) in Black or Blue ink. for Address Change or Comments SEE REVERSE SIDE THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. VOTE FOR all nominees except VOTE WITHHELD _____ EXCEPTIONS those I have lis ted belo w _____ from all nominees _____ FOR _____ AGAINST ABSTAIN 1 . ELECTION OF DIRECTORS: 2. PROPOSAL TO RATIFY BDO Seidman, LLP Nominees: as the Company’s n i dependent registered 0 1 Robert Friedman _____ public accountin g firm for the 2008 fiscal year. FOR _____ AGAINST ABSTAIN 0 2 Jeffrey M. Gault 3. PROPOSAL TO APPROVE the Amended and 0 3 David T. Hamamoto Restated 2007 Omnibus Incentive Pla n, 0 4 Thomas L. Harrison which, among other things, in creases by 0 5 Fred J. Kleisner 1 ,860,000 shares the number of shares 06 Edwin L. Knetzger, III reserved for is suance under the current 2007 0 7 Michael D. Malone Omnibus Incentiv e Plan. THE PROXIES are authorized to vote in their discretion upon such other INSTRUCTIONS: To withhold authority to vote for an individual nominee, mark the _____ business, if any, as may properly come before the meeting. “Exceptions” box and write that nominee’s name in the space provided below. *Exceptio ns _____ Signature _____ Signature _____ Date Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title. FOLD AND DETACH HERE Choose MLink(SM)for fast, easy and secure 24/7 onlin e access to your future proxy materia ls, n i vestment plan statements, tax documents and more. Simply log on to Investor ServiceDirect(®)at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

MORGANS HOTEL GROUP CO. ANNUAL MEETING OF STOCKHOLDERS MAY 20, 2008 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Richard Szymanski and David Smail, or either of them, attorneys and proxies each wit h power of substitution to represent the undersigned at the Annual Meeting of Stockhold ers of the Company to be held on May 20, 2008 and at any adjo urnment or adjournments thereof, with all the power that the undersigned would possess f i personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as designated on the reverse, and n i accordance with their best u j dgment n i connectio n with such other business as may come before the meeting. PLEASE CAST YOUR VOTES ON THE REVERSE SIDE AS DESCRIBED ON THE REVERSE SIDE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. UNLESS MARKED OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE You can now access your MORGANS HOTEL GROUP CO. account online. Access your Morgans Hotel Group Co. shareholder account online via Investor ServiceDirect(®)(ISD). The transfer agent for Morgans Hotel Group Co. now makes t i easy and convenient to get current n i formation on your shareholder account. • View account status • View payment history for dividends • View certif icate history • Make address changes • View book-entry n i formation • Obtain a dupli cate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time